Loan No. 123523

GWL 4 CORPORATE LLC,

GWL 8 CORPORATE LLC,

GWL 1110 CENTENNIAL LLC,

GWL 25 CORPORATE LLC,

GWL 21 CONSTITUTION LLC and

GWL 11 CONSTITUTION LLC

collectively, Mortgagor,

to

ALLSTATE LIFE INSURANCE COMPANY

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

AMERICAN HERITAGE LIFE INSURANCE COMPANY

collectively, Mortgagee.

__________________________________________

MORTGAGE, ASSIGNMENT OF LEASES,

RENTS AND CONTRACTS, SECURITY AGREEMENT

AND FIXTURE FILING

__________________________________________

Date:	As of March 13, 2015

Amount:$39,100,000.00

This instrument affects real and personal properties situated in the State of New Jersey, City of Piscataway and County of Middlesex, and designated as Block 5001, Lot 2.02, Block 5101, Lot 2, Block 5801, Lot 3, Block 5801, Lot 6.04, Block 497.2, Lot 3.06 and Block 497.2, Lot 3.04

Record and Return to:

HERRICK, FEINSTEIN LLP

2 Park Avenue

New York, New York 10016

Attention:  John C. St. Jeanos, Esq.

(02661-0084)

Table of Contents

Page

ARTICLE I  COVENANTS OF MORTGAGOR6

1.01Performance of Obligations Secured6

1.02Insurance6

1.03Condemnation8

1.04Damage to Property9

1.05Escrow Fund for Condemnation and Insurance Proceeds10

1.06Taxes, Liens and other Items11

1.07Assignment of Leases, Contracts, Rents and Profits12

1.08Due on Sale or Encumbrance17

1.09Preservation and Maintenance of Property17

1.10Use of Property17

1.11Alterations and Additions18

1.12Offset Certificates19

1.13Protection of Security; Costs and Expenses19

1.14Mortgagor’s Covenants Respecting Collateral20

1.15Covenants Regarding Financial Statements22

1.16Environmental Covenants24

1.17Further Assurances25

1.18Mortgagor’s Continued Existence26

1.19Compliance with Laws26

ARTICLE II  EVENTS OF DEFAULT26

2.01Monetary and Performance Defaults26

2.02Bankruptcy, Insolvency, Dissolution27

2.03Misrepresentation28

2.04Default under Subordinate Loans28

2.05Breach of Due on Sale or Encumbrance Provision28

ARTICLE III  REMEDIES28

3.01Acceleration28

3.02Entry28

3.03Judicial Action29

3.04Foreclosure30

3.05Intentionally Omitted30

3.06Appointment of Receiver30

3.07Mortgagee’s Remedies Respecting Collateral30

3.08Proceeds of Sales30

3.09Condemnation and Insurance Proceeds31

3.10Waiver of Statutory Rights31

3.11Remedies Cumulative32

3.12Nonrecourse32

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Table of Contents

Page

ARTICLE IV  MISCELLANEOUS34

4.01Severability34

4.02Certain Charges and Brokerage Fees34

4.03Notices35

4.04Mortgagor Not Released36

4.05Inspection36

4.06Satisfaction37

4.07Statute of Limitations37

4.08Interpretation37

4.09Captions37

4.10Consent37

4.11Delegation to Subagents37

4.12Successors and Assigns37

4.13Governing Law38

4.14Changes in Taxation38

4.15Maximum Interest Rate38

4.16Time of Essence38

4.17Reproduction of Documents38

4.18No Oral Modifications39

4.19No Credits on Account of the Indebtedness39

4.20Offsets and Counterclaims39

4.21Further Acts, etc39

4.22Transfers, Assignments, etc39

4.23Filing of Mortgage, etc40

4.24Waiver of Notice40

4.25Agent41

4.26New Jersey Provisions41

4.27Certain Defined Terms42

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MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND
CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND CONTRACTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of the 13th day of March 2015, by GWL 4 CORPORATE LLC, a Delaware limited liability company (“GWL 4”), GWL 8 CORPORATE LLC, a Delaware limited liability company (“GWL 8”), GWL 1110 CENTENNIAL LLC, a Delaware limited liability company (“GWL 1110”), GWL 25 CORPORATE LLC, a Delaware limited liability company (“GWL 25”), GWL 21 CONSTITUTION LLC, a Delaware limited liability company (“GWL 21”) and GWL 11 CONSTITUTION LLC, a Delaware limited liability company (“GWL 11”), each having a mailing address c/o GTJ REIT, Inc., 60 Hempstead Avenue, West Hempstead, New York 11552 (herein, collectively, “Mortgagor”) in favor of ALLSTATE LIFE INSURANCE COMPANY, an Illinois insurance company (“ALIC”), AMERICAN HERITAGE LIFE INSURANCE COMPANY, a Florida insurance company (“AHLIC”) and ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK, a New York insurance company (“ALICNY”), each having a mailing address c/o Allstate Investments, LLC, 3075 Sanders Road, Ste. G5C, Northbrook, Illinois, 60062-7127 (herein, collectively, “Mortgagee”).

W I T N E S S E T H :

WHEREAS, GWL 4 is the lawful owner and holder of fee simple title in and to that certain real property known as 4 Corporate Place and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-1” annexed hereto and by this reference made a part hereof (the “4 Corporate Premises”);

WHEREAS, GWL 8 is the lawful owner and holder of fee simple title in and to that certain real property known as 8 Corporate Place and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-2” annexed hereto and by this reference made a part hereof (the “8 Corporate Premises”);

WHEREAS, GWL 1110 is the lawful owner and holder of fee simple title in and to that certain real property known as 1110 Centennial Drive and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-3” annexed hereto and by this reference made a part hereof (the “1110 Centennial Premises”);

WHEREAS, GWL 25 is the lawful owner and holder of fee simple title in and to that certain real property known as 25 Corporate Place South and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-4” annexed hereto and by this reference made a part hereof (the “25 Corporate Premises”);

WHEREAS, GWL 21 is the lawful owner and holder of fee simple title in and to that certain real property known as 21 Constitution Avenue and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-5” annexed hereto and by this reference made a part hereof (the “21 Constitution Premises”);

WHEREAS, GWL 11 is the lawful owner and holder of fee simple title in and to that certain real property known as 11 Constitution Avenue and located in the City of Piscataway, County of Middlesex and State of New Jersey, and more particularly described in Schedule “A-6” annexed hereto and by this reference made a part hereof (the “11 Constitution Premises”; the 4 Corporate Premises, the 8 Corporate Premises, the 1110 Centennial Premises, the 25 Corporate Premises, the 21 Constitution Premises and the 11 Constitution Premises being hereinafter referred to, collectively, as the “Premises”);

WHEREAS, concurrently with the execution of this Mortgage, Mortgagee has made a loan to Mortgagor in the principal amount of $39,100,000.00 (the “Loan”), which Loan is evidenced by the following mortgage notes: (a) Mortgage Note No. 1 dated the date hereof in the principal amount of $25,100,000.00 given by Mortgagor to ALIC (the “ALIC Note”); (b) Mortgage Note No. 2 dated the date hereof in the principal amount of $9,000,000.00 given by Mortgagor to ALICNY (the “ALICNY Note”); and (c) Mortgage Note No. 3 dated the date hereof in the principal amount of $5,000,000.00 given by Mortgagor to AHLIC (the “AHLIC Note”; the ALIC Note, the ALICNY Note and the AHLIC Note being hereinafter referred to, collectively, as the “Note”); and

WHEREAS, in order to secure the payment of the Note, Mortgagor has duly authorized the execution and delivery of this Mortgage to Mortgagee.

1.In consideration of the indebtedness herein recited and as security for payment and performance of the payment of both principal and interest and the other obligations set forth below, Mortgagor has granted, conveyed, bargained, sold, alienated, enfeoffed, released, confirmed, transferred, pledged, warranted,  and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm, transfer, pledge, warrant, and mortgage unto Mortgagee and grant a security interest unto Mortgagee, in and to the following:

(a)all of Mortgagor’s estate, right, title, and interest in and to the Premises, and any greater estate now owned or hereafter acquired by Mortgagor in the Premises;

(b)all of Mortgagor’s now or hereafter acquired estate, right, title and interest in, to and under all improvements and fixtures now existing or hereafter erected at the Premises, or any part thereof (the “Improvements”), and all right, title and interest, if any, of Mortgagor in and to the streets and roads, opened or proposed, abutting the Premises to the center lines thereof, and strips and/or gores within or adjoining the Premises, the air space and right to use said air space above the Premises, all rights of ingress and egress on or within the Premises, all easements, rights and appurtenances thereto or used in connection with the Premises or the Improvements, including, without limitation, air, lateral support, alley and drainage rights, all revenues, income, rents, cash or security deposits, advance rental deposits, and other benefits thereof or arising from the use or enjoyment of all or any portion thereof (subject however to the rights and authorities given herein to Mortgagor to collect and apply such revenues, and other benefits), all interests in and rights, royalties and profits in connection with all minerals, oil and gas and other hydrocarbon substances thereon or therein, and water stock, all options to purchase or lease, all development or other rights relating to the Premises or the Improvements or the operation thereof, or used in connection therewith, including all Mortgagor’s right, title and interest in all fixtures, attachments, partitions, machinery, equipment, building materials, appliances and goods of every nature whatever now or hereafter located on, or attached to, the Premises or the Improvements, all of which, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of this Mortgage, be deemed to be real property and, whether affixed or annexed thereto or not, be deemed conclusively to be real property; and Mortgagor agrees to execute and deliver, from time to time, such further instruments and documents as may be required by Mortgagee to confirm the legal operation and effect of this Mortgage on any of the foregoing (all of the foregoing property described in this paragraph, together with the Premises, shall be hereinafter referred to as the “Property”);

(c)all of Mortgagor’s now existing or hereafter acquired right, title and interest in and to all equipment, fixtures, inventory, goods, instruments, appliances, furnishings, machinery, tools, raw materials, component parts, work in progress and materials, and all other tangible personal property of whatsoever kind, used or consumed in the improvement, use or enjoyment of the Property now or any time hereafter owned or acquired by Mortgagor, wherever located and all products thereof whether in possession of Mortgagor or whether located on the Property or elsewhere;

(d)to the extent such general intangibles are assignable, all of Mortgagor’s now existing or hereafter acquired right, title and interest in and to all general intangibles relating to design, development, operation, management and use of the Property, including, but not limited to, (i) all names under which or by which the Property may at any time be owned and operated or any variant thereof, and all goodwill in any way relating to the Property and all service marks and logotypes used in connection therewith, (ii) all permits, licenses, authorizations, variances, land use entitlements, approvals, consents, clearances, and rights obtained from governmental agencies issued or obtained in connection with the Property, (iii) all permits, licenses, approvals, consents, authorizations, franchises and agreements issued or obtained in connection with the construction, use, occupation or operation of the Property, (iv) all materials prepared for filing or filed with any governmental agency, and (v) the books and records of Mortgagor relating to construction or operation of the Property;

(e)all of Mortgagor’s now existing or hereafter acquired right, title and interest in and to all shares of stock, partnership interest or other evidence of ownership of any part of the Property that is owned by Mortgagor in common with others, including all water stock relating to the Property, if any, and all documents or rights of membership in any owners’ or members’ association or similar group having responsibility for managing or operating any part of the Property provided, however, that the foregoing shall not include any ownership interests in Mortgagor;

(f)to the extent assignable, all of Mortgagor’s now existing or hereafter acquired right, title and interest in and to all accounts, deposit accounts, supporting obligations, letter-of-credit rights, tax and insurance escrows held pursuant to this Mortgage, accounts receivable, instruments, documents, documents of title, general intangibles, rights to payment of every kind, all of Mortgagor’s rights, direct or indirect, under or pursuant to any and all construction, development, financing, guaranty, indemnity, maintenance, management, service, supply and warranty agreements, commitments, contracts, subcontracts, insurance policies, licenses and bonds now or anytime hereafter arising from construction at the Premises or the use or enjoyment of the Property to the extent such are assignable; and

(g)all of Mortgagor’s now existing or hereafter acquired right, title and interest in and to all “Condemnation Proceeds” (as hereinafter defined) (including payments in lieu thereof) and “Insurance Proceeds” (as hereinafter defined) related to the Property.

TOGETHER with all additions to, substitutions for and the products of all of the above, and all proceeds therefrom, whether cash proceeds or noncash proceeds, received when any such property (or the proceeds thereof) is sold, exchanged, leased, licensed, or otherwise disposed of, whether voluntarily or involuntarily.  Such proceeds shall include any of the foregoing specifically described property of Mortgagor acquired with cash proceeds.  Together with, and without limiting the above items, all Goods, Accounts, Documents, Instruments, Money, Chattel Paper, Deposit Accounts, Letter-of-Credit Rights, Investment Property, Equipment and General Intangibles arising from or used in connection with the Property, as those terms are defined in the Uniform Commercial Code from time to time in effect in the State of New Jersey.  (All of the foregoing including such products and proceeds thereof, are collectively referred to as “Collateral”).

2.The personal property in which Mortgagee has a security interest includes goods which are or shall become fixtures on the Property.  The Mortgage is intended to serve as a fixture filing pursuant to the terms of the applicable provisions of the Uniform Commercial Code of the State of New Jersey, and the provisions of Exhibit “A” annexed hereto and made a part hereof are, for that purpose, incorporated herein.  This filing is intended to be recorded in the real estate records of the appropriate city, town or county in which the Property is located.  In that regard, the following information is provided:

Name of Debtor:GWL 4 CORPORATE LLC

GWL 8 CORPORATE LLC

GWL 1110 CENTENNIAL LLC

GWL 25 CORPORATE LLC

GWL 21 CONSTITUTION LLC

GWL 11 CONSTITUTION LLC

Address of Debtor:See section 4.03 of this Mortgage

Name of Secured
Party:ALLSTATE LIFE INSURANCE
COMPANY

ALLSTATE LIFE INSURANCE
COMPANY OF NEW YORK

AMERICAN HERITAGE LIFE
INSURANCE COMPANY

Address of Secured
Party:See section 4.03 of this Mortgage

Mortgagor warrants and agrees that there is no mortgage or financing statement covering Mortgagor’s interest in the foregoing Collateral, the Property, or any part thereof, on file in any public office.

TO HAVE AND TO HOLD the Collateral and the Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, its successors and assigns, forever subject to and for the purposes and uses herein set forth.

3.This Mortgage secures:

(a)The repayment of the indebtedness evidenced by the Note, the terms and conditions of which are by this reference incorporated herein and made a part hereof, with interest thereon, as provided therein and all late charges, loan fees, commitment fees, Prepayment Premiums (as defined in the Note), any increases in interest rate pursuant to any exercise of any extension of the Note, and all extensions, renewals, modifications, amendments and replacements thereof;

(b)The payment of all other sums which may be advanced or otherwise be due to Mortgagee under any provision of the Mortgage or under any other instrument or document referred to in clause (c) below, with interest thereon at the rate provided herein or therein;

(c)The performance of each and every covenant, obligation and agreement of Mortgagor contained (i) herein, in the Note, or in any note evidencing a Future Advance (as hereinafter defined), and (ii) in any and all pledge or other security agreements, loan agreements, disbursement agreements, supplemental agreements, environmental indemnity agreements (the foregoing shall not include the commitment letter between Mortgagor and Mortgagee), assignments (both present and collateral) and all instruments of indebtedness or security now or hereafter executed by Mortgagor in connection with any indebtedness referred to in clauses (a), (b) or (d) of this section 3 (including but not limited to the Assignment of Leases and Rents dated the date hereof made by Mortgagor in favor of Mortgagee) or for the purpose of supplementing or amending the Mortgage or any instrument secured thereby (all of the foregoing in this clause (c), as the same may be amended, modified or supplemented from time to time, being referred to hereinafter as “Related Agreements”) and all costs and expenses, including reasonable attorneys’ fees and expenses with respect to the negotiation, drafting or enforcement of all such documents, including, without limitation, the negotiation and drafting of any loan settlement or workout agreement or the enforcement of Mortgagee’s rights under such documents, including the commencement and prosecution of a mortgage foreclosure action; and

(d)The repayment of any other loans or advances, with interest thereon, hereafter made to Mortgagor (or any successor in interest to Mortgagor as the owner of the Property or any part thereof) by Mortgagee when the promissory note evidencing the loan or advance specifically states that said note is secured by the Mortgage, together with all extensions, renewals, modifications, amendments and replacements thereof (herein and in the Related Agreements, “Future Advance”).

ARTICLE I
COVENANTS OF MORTGAGOR

To protect the security of this Mortgage, Mortgagor covenants and agrees as follows:

1.01Performance of Obligations Secured.  Mortgagor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, the principal of and interest on any Future Advance, any Prepayment Premium and late charges provided for in the Note or in any note evidencing a Future Advance, and shall further perform fully and in a timely manner all other obligations of Mortgagor contained herein or in the Note or in any note evidencing a Future Advance or in any of the Related Agreements.

1.02Insurance.  For all times during the period there remains any indebtedness under the Note, or any and all other indebtedness (including, without limitation, Future Advances) secured by this Mortgage, Mortgagor shall keep the Property insured against all risks or hazards as Mortgagee may require.  Such insurance shall be in policy form, amount and coverage satisfactory to Mortgagee, including, but not limited to:

(A)Fire and extended coverage on an “all risk” basis, including amounts for losses due to acts of terrorism, written on a replacement cost basis, in an amount at least equal to the insurable value of the Improvements, without coinsurance or deducting for depreciation, containing a waiver of subrogation clause and a deductible not to exceed $25,000.00 (or such higher amount as Mortgagee may approve in its sole discretion);

(B)Commercial general liability insurance, in such form, amount satisfactory to Mortgagee (at a minimum $1,000,000 per occurrence/$2,000,000 aggregate), with a deductible not to exceed $25,000.00 (or such higher amount as Mortgagee may approve in its sole discretion) and naming Mortgagee c/o Mortgagee’s servicing agent, if any, as additional insured covering Mortgagee’s interest in the Property;

(C)Business interruption or rent loss insurance endorsement in an amount at least equal to twelve (12) months Gross Rents or gross income generated by the Property without contribution from the Mortgagor or the actual loss sustained;

(D)Flood insurance shall be either the maximum amount allowed under the F.E.M.A. National Flood Insurance Program ($500,000) or, on a case-by-case basis, such larger amounts from private sources satisfactory to Mortgagee unless Mortgagor has provided Mortgagee evidence satisfactory to Mortgagee, which evidence may be in the form of a surveyor’s certification. that no portion of the Property is located within the boundaries of the 100 year flood plain (Flood Zones A, AE, A1-30, AH, AO, AR, A99, V, VE & V1-30). Deductibles shall be no more than $5,000 as allowed by the National Flood Insurance Program;

(E)“Dram shop” insurance if alcoholic beverages are sold on the Property;

(F)Boiler and machinery insurance when risks covered thereby are present and Mortgagee requires such insurance;

(G)Earthquake insurance if Mortgagee requires such insurance; and

(H)Environmental/Pollution Liability Policy if Mortgagee requires such insurance.

The insurance coverages described in subsections (A), (C), (D), (F) and (G) above shall name Mortgagee and its affiliates, subsidiaries and assignees c/o Mortgagee’s servicing agent, if any, under a standard noncontributory Mortgagee’s Loss Payable and Loss Payee (for rent loss coverage), or otherwise directly insure Mortgagee’s interest in the Property.  All losses under said insurance shall be payable to Mortgagee in the manner provided in sections 1.04 and 1.05 hereof.  All policies of insurance required under this section 1.02 shall be with a company, or companies, with a policy rating of A- and financial rating of at least Class X in the most current edition of Best’s Key Rating Guide and authorized to do business in the state in which the Property is located. Surplus lines (unlicensed) carriers will be accepted for property and rent loss coverages with an AM Best’s rating of A- Class X or higher when standard required coverages through licensed carriers are not obtainable because of lack of availability in the market or because additional coverages such as earthquake or windstorm are not available from licensed carriers.  If a carrier is downgraded, replacement coverage with an acceptable insurance carrier must be provided within 30 days following such down grade.  All policies of insurance shall provide that they will not be canceled without thirty (30) days’ prior written notice to Mortgagee (including 10-day notice for cancellation for non-payment of premium).  Evidence of such insurance (Evidence of Insurance Acord Forms acceptable to Mortgagee) shall be delivered to and held by Mortgagee or Mortgagee’s servicing agent as authorized by Mortgagee.  Evidence of such insurance forms (Evidence of Insurance Acord Forms acceptable to Mortgagee) shall be delivered to Mortgagee at least thirty (30) days before the expiration of the expiring policies.  If any renewal or replacement policy is not obtained as required herein, Mortgagee is authorized, without notice, to obtain, at Mortgagor’s expense, “mortgagee property coverage” for Mortgagee’s benefit and interest in the Property.  Mortgagee shall not, by  obtaining or  failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.  Deductibles under any such policy shall not to exceed $25,000.00 without Mortgagee’s prior approval, which it may grant or withhold in its sole discretion.

If Mortgagor has a “blanket policy”, then Mortgagee must receive evidence of insurance covering all of the requirements contained in this section 1.02.  If the coverage(s) is for the full limit of the policy (per occurrence), then such limit should appear on the Acord Form declarations.  Mortgagor shall provide to Mortgagee a list of all property locations covered by such blanket policy along with their assigned values.

1.03Condemnation.

(A)Promptly upon obtaining knowledge of the commencement or threat of any action in connection with (1) any condemnation, (2) any other taking of the Property or any part thereof by any public authority or private entity having the power of eminent domain, or (3) any conveyance in lieu of such condemnation or taking of the Property or any part thereof (“Condemnation”), Mortgagor shall notify Mortgagee in writing but in no event later than ten (10) days after Mortgagor obtains knowledge of the commencement of or threat of a Condemnation.  Mortgagee shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of any claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Mortgagee without Mortgagee’s prior consent.

(B)If all or part of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property, if any, cannot be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then all proceeds of the Condemnation (“Condemnation Proceeds”) shall be paid over to Mortgagee and shall be applied first toward reimbursement of the costs and expenses (including reasonable attorneys’ fees) of Mortgagee, if any, in connection with the recovery of such Condemnation Proceeds, and then, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage, shall be applied against all amounts due herein or under the Note and any remaining Condemnation Proceeds shall be released to the Mortgagor.  Provided there is no Event of Default hereunder, full or partial prepayment of the Note under this section 1.03(B) shall not be subject to the Prepayment Premium; however, such partial prepayment shall not entitle Mortgagor to prepay the portion of the Note remaining unpaid after application of the Condemnation Proceeds.  Prepayment of the balance shall continue to be subject to the terms and conditions of the Note, including the No-Prepayment Period and the Prepayment Premium described therein.

(C)If less than all of the Property is taken by Condemnation and Mortgagee in its reasonable judgment determines that the remainder of the Property can be operated as an economically viable entity at substantially the same level of operations as immediately prior to such Condemnation, then Mortgagor shall diligently restore the Property to a condition and use as close as possible to its condition immediately prior to the Condemnation and all Condemnation Proceeds shall be made available to Mortgagor for such restoration.  If the estimated cost of restoration, as reasonably determined by Mortgagee, is equal to or less than $500,000.00 for any one Property (a “Single Taking”) or $1,000,000.00 if the Condemnation affects more than one Property (a “Multiple Taking”), all Condemnation Proceeds shall be released directly to Mortgagor for restoration of the Property.  If the estimated cost of restoration exceeds $500,000.00 for a Single Taking or $1,000,000.00 for a Multiple Taking, all Condemnation Proceeds shall be deposited into an escrow fund in accordance with section 1.05 below.  Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor’s expense, to estimate the cost to restore the remaining portion of the Property.  If the amount of the Condemnation Proceeds is not sufficient to restore the Property based on the opinion of an independent contractor or engineer, subject to revision as restorations are made, Mortgagor shall be obligated to pay the difference toward the restoration of the Property prior to the disbursement of any Condemnation Proceeds to, or for the account of Mortgagor.

(D)If an Event of Default exists at any time from the time of a Condemnation through the completion of restoration and payment of any Condemnation Proceeds, the use of the Condemnation Proceeds shall be governed by the remedies set forth in Article III below.  If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then, the Condemnation Proceeds shall be held by Mortgagee or in the Escrow Fund (as defined below), as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period.  The application of any Condemnation Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder, or invalidate any act done pursuant to any notice thereof.

1.04Damage to Property.

(A)Promptly upon obtaining knowledge of any damage to the Property or any part thereof with an estimated cost of restoration in excess of $100,000.00, but in no event later than five (5) days after Mortgagor obtains such knowledge, Mortgagor shall notify Mortgagee of such damage in writing.  Mortgagor shall diligently restore the Property to the same condition that existed immediately prior to the damage whether or not Insurance Proceeds are sufficient for such restoration.  All proceeds of any insurance on the Property (“Insurance Proceeds”) received by Mortgagor shall be applied to such restoration.  Mortgagee shall have the right to obtain an opinion of an independent contractor or engineer satisfactory to Mortgagee, at Mortgagor’s expense, to estimate the cost to restore the Property to its original condition, which opinion may be revised as restorations are made.

(B)If the estimated cost of restoration, as reasonably determined by Mortgagee, is equal to or less than $500,000.00 for any one Property (a “Single Casualty”) or $1,000,000.00 if the Casualty affects more than one Property (a “Multiple Casualty”), Mortgagor shall promptly settle and adjust any claims under the insurance policies which insure against such risks and, upon receipt of the Insurance Proceeds, Mortgagee shall deliver such to Mortgagor for use in restoration of the Property.

(C)If the estimated cost of restoration is greater than $500,000.00 for a Single Casualty or $1,000,000.00 for a Multiple Casualty, Mortgagee shall have the right, but not the obligation, to participate in the settlement of the insurance claims and may, in its sole discretion, consent or withhold its consent to any settlement, adjustment, or compromise of such insurance claims and no such settlement, adjustment, or compromise shall be final or binding upon Mortgagee without its prior consent.  Upon settlement of insurance claims, and if Mortgagor can demonstrate to the reasonable satisfaction of Mortgagee that (i) the Property can be legally rebuilt to the same use and substantially the same condition as existed prior to the casualty in compliance with all applicable current zoning laws, all current leases, and, if applicable, any other agreements or easements affecting the Property, (ii) the Mortgagor has access to sufficient funds, including Insurance Proceeds, to complete the restoration of the Property, and (iii) the projected Underwritable Cash Flow upon completion of the restoration will not be materially less than the Underwritable Cash Flow immediately prior to the casualty (and in all events must be adequate to pay Debt Service), the Insurance Proceeds shall be deposited into an escrow fund in accordance with section 1.05 below.

(D)If in the reasonable judgment of Mortgagee the conditions of section 1.04(C) cannot be satisfied, or if the estimated cost of restoration is equal to or greater than fifty percent (50%) of the outstanding balance of the Note and the casualty occurs within twelve (12) months of the maturity of the Loan, then at any time from and after the occurrence of the damage, upon written notice to Mortgagor, Mortgagee may declare the entire balance of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder or under this Mortgage, without any Prepayment Premium (provided no Event of Default hereunder exists), to be immediately due and payable, and all Insurance Proceeds shall be applied by Mortgagee first to the reimbursement of any costs or expenses incurred by Mortgagee in connection with the damage or the determination to be made hereunder, and then to the payment of the indebtedness secured by this Mortgage in such order as Mortgagee may determine in its sole discretion.

(E)Notwithstanding any provision herein to the contrary, if an Event of Default exists at any time from the time of damage through the completion of restoration and the final release of any Insurance Proceeds to Mortgagor, the use of the insurance proceeds shall be governed by the remedies set forth in Article III below.  If an event has occurred which with notice, the passage of time, or both, could become an Event of Default, then the Insurance Proceeds shall be held by Mortgagee or in the Escrow Fund, as applicable, pending cure of such event prior to the expiration of any applicable cure or grace period.  The application of any Insurance Proceeds to the indebtedness secured hereby shall not cure or waive any Event of Default hereunder or invalidate any act done pursuant to any notice thereof.

1.05Escrow Fund for Condemnation and Insurance Proceeds.

(A)In the circumstances indicated above in subsections 1.03(C) and 1.04(C), all Condemnation Proceeds and Insurance Proceeds (collectively, “Proceeds”) shall be deposited in an interest bearing escrow fund (“Escrow Fund”).  The escrow agent and the form of the escrow agreement shall be satisfactory to Mortgagee and Mortgagor.  The costs and fees of such escrow agent shall be paid by Mortgagor.  If the amount of the Proceeds is not sufficient to restore the Property based on an independent contractor’s or engineer’s opinion obtained by Mortgagee at Mortgagor’s expense, subject to revision as restorations are made, Mortgagor shall be obligated to deposit in the Escrow Fund the difference between the contractor’s or engineer’s estimate and the amount of the Proceeds or deliver to the escrow agent an irrevocable, unconditional letter of credit issued in the amount of such difference in a form and by a financial institution acceptable to Mortgagee or other cash equivalent reasonably acceptable to Mortgagee.  The Mortgagor’s funds, if necessary, and the Proceeds shall be deposited into the Escrow Fund and shall not be released by the escrow agent unless used to restore the Property to its original condition and unless a disbursement agent satisfactory to Mortgagee and Mortgagor approves such disbursements from time to time.  The escrow agreement shall provide that the escrow agent shall only disburse funds to Mortgagor so long as the restoration work is being diligently performed by Mortgagor and only after (1) Mortgagor has delivered to Mortgagee and

Mortgagee has approved the plans and specifications for the restoration of the Property; (2) Mortgagor has executed a contract reasonably acceptable to Mortgagee with a general contractor reasonably acceptable to Mortgagee for the restoration of the Property; (3) the general contractor has submitted lien waivers and/or releases, executed by the general contractor and all subcontractors which may be partial to the extent of partial payments and which, in the case of releases, may be contingent upon payment if the escrow agent makes payment directly to such contractor or subcontractor; (4) Mortgagor has furnished Mortgagee with an endorsement to its title policy showing no additional exceptions which are not permitted by this Mortgage or the Related Agreements; and (5) Mortgagor has deposited its funds in the Escrow Fund as provided in this section and has submitted such other documents and information as may be reasonably requested by Mortgagee to determine that the work to be paid for has been performed in accordance with the plans and specifications approved by Mortgagee.  If any requisition for payment of work performed is for an amount which would result in the remaining balance of the Escrow Fund to be insufficient to complete the remainder of the restoration, Mortgagor shall advance the requisite amount in cash to the Escrow Fund promptly upon written request from the disbursement agent or Mortgagee.  Any failure by Mortgagor to satisfy any of the conditions to the disbursement of Proceeds set forth in this section upon demand by Mortgagee shall constitute a Performance Default (as hereinafter defined).

(B)Any Proceeds and any interest thereon remaining in the Escrow Fund after payment of the costs to complete the restoration of the Property pursuant to the approved plans and specifications and the costs of the escrow agent shall be paid first, to Mortgagor to the extent of any funds of Mortgagor’s contributed to the restoration pursuant to section 1.05, provided there is no Event of Default or an event which with notice, the passage of time, or both, could become an Event of Default, and thereafter at Mortgagee’s option, any remaining Proceeds may be applied to the prepayment of the Note without payment of any Prepayment Premium.  Full or partial prepayment of the Note under the preceding sentences of this section 1.05(B) shall not be subject to the Prepayment Premium; however, any such partial prepayment shall not entitle Mortgagor to prepay the portion of the Note remaining unpaid after application of the Proceeds.  Prepayment of the balance shall continue to be subject to the terms and conditions of the Note, including the No-Prepayment Period and the Prepayment Premium described therein.  If an Event of Default exists, the use of the Proceeds shall be governed by Article III below.  If, however, an event exists which with notice, the passage of time, or both, could become an Event of Default, the remaining balance in the Escrow Fund shall be held by the escrow agent pending cure of the event prior to the expiration of any applicable cure or grace period.

1.06Taxes, Liens and other Items.

(A)Mortgagor shall pay or cause to be paid any and all taxes, bonds, assessments, fees, liens, charges, fines, and any accrued interest or penalty thereon, and any and all other items which are attributable to or affect the Property (collectively, “Impositions”) by making payment prior to delinquency directly to the payee thereof and promptly furnish copies of paid receipts for these to Mortgagee.  Subject to Mortgagor's right to contest, Mortgagor shall promptly discharge or bond any lien or encumbrance on the Property whether or not said lien or encumbrance has or may attain priority over this Mortgage.  This Mortgage shall be the sole encumbrance on the Property and, if with the consent of Mortgagee it is not the sole encumbrance, then it shall be prior to any and all other liens or encumbrances on the Property.  Mortgagor may in good faith and with due diligence protest the payment of any Imposition which it believes unwarranted or excessive and may defer payment of such Imposition pending conclusion of such contest if legally permitted to do so, provided that the priority of this Mortgage and Mortgagee’s security is not adversely affected and that Mortgagor shall have furnished Mortgagee or the taxing authority such security as may be required.

(B)As further security for the payment of the Note and the payment of real estate taxes, regular or special assessments (to the extent such items are not paid by tenants under approved Leases (as herein defined)) and insurance premiums, Mortgagor shall deposit 1/12 of the annual amounts of such items as estimated by Mortgagee, with each monthly payment on the Note, so that Mortgagee will hold a sufficient amount to pay all such charges not less than thirty (30) days prior to the date on which such items become due and payable.  Mortgagee shall be furnished evidence to allow it to estimate such amounts, including paid receipts or annual insurance premium statements, assessment notices and tax receipts.  All funds so deposited shall, until applied to the payment of the aforesaid items, as hereinafter provided, be held by Mortgagee without interest (except to the extent required under applicable law) and may be commingled with other funds of Mortgagee.  All funds so deposited shall be applied to the payment of the aforesaid items only upon the satisfaction of the following conditions: (i) No Event of Default or event, which with notice or the passage of time or both could become an Event of Default, shall have occurred; (ii) Mortgagee shall have sufficient funds to pay the full amounts of such items (which funds may include amounts paid solely for such purpose by Mortgagor in addition to the escrowed funds); and (iii) Mortgagor shall have furnished Mortgagee with prior written notification that such items are due and with the bills and invoices for real estate taxes, in sufficient time to pay the same before the date such payments are due and invoices for insurance premiums at least thirty (30) days before policies of insurance lapse and shall have deposited any additional funds as Mortgagee may determine as necessary to pay such items.

(C)Mortgagee expressly disclaims any obligation to pay the aforesaid items unless and until Mortgagor complies with all of the provisions set forth in subsections 1.06(A) and (B).  Mortgagor hereby pledges and grants a security interest in any and all monies now or hereafter deposited pursuant to subsection 1.06(B) as additional security for the Note and Related Agreements.  If any Event of Default shall have occurred, or if the Note shall be accelerated as herein provided, all funds so deposited may, at Mortgagee’s option, be applied as determined solely by Mortgagee or to cure said Event of Default or as provided in this section 1.06.  In no event shall Mortgagor claim any credit against the principal and interest due hereunder for any payment or deposit for any of the aforesaid items.

1.07Assignment of Leases, Contracts, Rents and Profits.

(A)Mortgagor hereby absolutely, presently and unconditionally grants, assigns, transfers, conveys and sets over to Mortgagee, subject to all of the terms, covenants and conditions set forth herein, all of Mortgagor’s right, title and interest in and to the following whether arising under the Leases (as hereinafter defined), by statute, at law, in equity, or in any other way:

(1)All of the leases of the Property which are in effect on the date hereof, and all leases entered into or in effect from time to time after the date hereof, including, without limitation, all amendments, extensions, replacements, modifications and renewals thereof and all subleases, concession agreements, any ground leases or ground subleases and all other agreements affecting the same (the “Lease” or “Leases”) and all guaranties thereunder;

(2)All of the rents, income, profits, revenue, security deposits, judgments, Condemnation Proceeds, Insurance Proceeds, unearned insurance premiums, all termination and/or cancellation payments received by Mortgagor in connection with any Lease, proceeds from the surrender, sale or other disposition of any Lease, any other fees or sums payable to Mortgagor or any other person as landlord, any award or payment in connection with any enforcement action of any Lease and any other benefits and rights arising from the use, occupancy, operation or management of all or any portion of the Property or from the Leases, and any proceeds, deposits or security deposits relating thereto, including, without limitation, any award to Mortgagor made hereafter in any court involving any of the tenants under the Leases in any bankruptcy, insolvency, or  reorganization proceeding in any state or federal court, and Mortgagor’s right to appear in any action and/or to collect any such award or payment, and all payments by any tenant in lieu of rent (collectively, “Rents and Profits”); and

(3)All contracts, agreements, management, operating and maintenance agreements, warranties, licenses, permits, guaranties and sales contracts relating to the Property and the Collateral entered into by, or inuring to the benefit of, Mortgagor (the “Contracts”).

(B)Notwithstanding the provisions of subsection 1.07(A), so long as no Event of Default has occurred and is continuing, and, subject to subsection 1.07(F) and Article III, Mortgagor shall have a license to manage the Property; to collect, receive and use all Rents and Profits in accordance with the terms of the Leases; to let the Property subject to the terms hereof and to take all actions which a reasonable and prudent landlord would take in enforcing the provisions of the Leases and Contracts; provided, however, that all amounts so collected shall be applied toward Operating Expenses (as hereinafter defined), real estate taxes and insurance relating to the Property, capital repair items necessary to the operation of the Property, and the payment of sums then due and owing under the Note and this Mortgage prior to any other expenditure or distribution by Mortgagor.  From and after the occurrence and during the continuance of an Event of Default (whether or not Mortgagee shall have exercised Mortgagee’s option to declare the Note immediately due and payable), such license shall be automatically revoked without any action required by Mortgagee.  Any amounts received by Mortgagor or its agents in the performance of any acts prohibited by the terms of this Mortgage, including but not limited to any amounts received in connection with any cancellation, modification or amendment of any of the Leases prohibited by the terms of this Mortgage and any amounts received by Mortgagor as rents, income, issues or profits from the Property from and after the occurrence and during the continuance of an Event of Default under this Mortgage, the Note, or any of the  Related Agreements, shall be held by Mortgagor as trustee for Mortgagee and all such amounts shall be accounted for to Mortgagee and shall not be commingled with other funds of the Mortgagor.  Any person acquiring or receiving all or any portion of such trust funds shall acquire or receive the same in trust for Mortgagee as if such person had actual or constructive notice that such funds were impressed with a trust in accordance herewith.

(C)Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right but not the obligation to perform as landlord under the Leases and as a party under the Contracts.  The assignment of Rents and Profits set forth herein constitutes an irrevocable direction and authorization to all tenants under the Leases to pay all Rents and Profits to Mortgagee upon demand and without further consent or other action by Mortgagor.  Mortgagor irrevocably appoints Mortgagee its true and lawful attorney, at the option of Mortgagee at any time from and after the occurrence and during the continuance of an Event of Default, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of Mortgagor or in the name of Mortgagee, for all such Rents and Profits and apply the same to the indebtedness secured by this Mortgage.

(D)Neither the foregoing assignment of Rents and Profits, Leases and Contracts to Mortgagee nor the exercise by Mortgagee of any of its rights or remedies under Article III shall be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property, unless Mortgagee, in person or by agent, assumes actual possession thereof, nor shall the appointment of a receiver for the Property by any court at the request of Mortgagee or by agreement with Mortgagor, or the entering into possession of the Property by such receiver, be deemed to make Mortgagee a “mortgagee-in-possession” or otherwise liable in any manner with respect to the Property.

(E)In the event Mortgagee collects and receives any Rents and Profits under this section 1.07 pursuant to any Monetary or Performance Default as defined in section 2.01 hereof, such collection or receipt shall in no way constitute a curing of the Monetary or Performance Default.

(F)Mortgagor shall not, without the prior written consent of Mortgagee, (i)  enter into any Lease, extend or renew any Lease (other than extensions or renewals in accordance with the terms of a Lease approved by Mortgagee or in place on the date hereof or in accordance with a Non-material Lease), or consent to or permit the assignment or subletting of any Lease (other than assignments or subleases in accordance with the terms of a Lease approved by Mortgagee or in place on the date hereof or in accordance with a Non-material Lease), or amend or terminate any Lease (other than termination as a result of a tenant’s monetary default); (ii) alter, modify, change or terminate the terms of any guaranties of any Leases; (iii) create or permit any lien or encumbrance which, upon foreclosure, would be superior to any such Leases or in any other manner impair Mortgagee’s rights and interest with respect to the Rents and Profits; (iv) pledge, transfer, mortgage or otherwise encumber or assign the Leases, the Contracts or the Rents and Profits; or (v) collect rents more than thirty (30) days prior to their due date other than estimated amounts paid on account of taxes, Operating Expenses, insurance and utilities, which are subject to reconciliation.  Any Lease submitted for Mortgagee’s consent shall, at Mortgagee’s option, be accompanied by a Subordination, Nondisturbance and Attornment Agreement in Mortgagee’s then current form, provided that Mortgagee shall not unreasonably withhold its consent to any commercially reasonable modifications to its form of Subordination, Nondisturbance and Attornment Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing hereunder, Mortgagor may, without Mortgagee’s prior written consent, enter into Leases, extend or renew Leases, and permit the assignment or sublease of Leases which demise 25,000 rentable square feet or less, and have a term of five (5) years or less (“Non-material Leases”), provided they are on rental rates, including rental concessions, at least equal to that charged for comparable properties within the Property’s submarket area, have been negotiated at arm’s length, and do not contain material modifications to the form of lease previously approved by Mortgagee.  Mortgagor may also amend Non-material Leases without Mortgagee’s prior written consent if, in Mortgagor’s prudent business judgment, such amendments are necessary and do not impair the value of the Property.  Mortgagee will not unreasonably withhold or delay its consent to any Lease, or any extension, renewal or amendment of a Lease submitted to it for approval.

(G)Mortgagor shall promptly give notice to Mortgagee of any default under any of the Leases meeting the criteria of a lease for which Mortgagee’s consent would have been required pursuant to section 1.07(F) regardless of whether such leases were executed before or after the date of this Mortgage, together with a complete copy of any notices delivered to or by the tenant as a result of such default.  Mortgagee shall have the right, but not the obligation, to cure any default of Mortgagor under any of the Leases and all amounts disbursed in connection with said cure shall be deemed to be indebtedness secured hereby.

(H)Mortgagor shall, promptly upon receipt thereof, deliver to Mortgagee any and all termination and/or cancellation payments, or other consideration paid to Mortgagor to permit any tenant to terminate its lease (“Lease Termination Funds”).  Any such Lease Termination Funds shall be held by Mortgagee, or Mortgagee’s agent, in a reserve account as additional collateral security for the Loan. Provided that no Event of Default shall have occurred and there is no event which with notice, the passage of time, or both, could become an Event of Default under this Mortgage, such Lease Termination Funds shall be disbursed under guidelines reasonably satisfactory to Mortgagee to reimburse Mortgagor for the cost of tenant improvements and leasing commissions.

(I)Mortgagee shall have the right to approve any lease forms used by Mortgagor for lease of space in the Property.  Mortgagee has reviewed the existing Leases entered into by Mortgagor with respect to the Property and confirms that the form thereof is acceptable.

(J)Mortgagor hereby represents, warrants and agrees that:

(1)Mortgagor has the right, power and capacity to make this assignment;

(2)None of the Leases, or the Rents and Profits payable thereunder, have heretofore been sold, assigned, hypothecated or otherwise transferred by any instrument which is currently in force or effect;

(3)Mortgagor shall, at its sole cost and expense, perform and discharge all of the obligations and undertakings of the landlord under the Leases.  Mortgagor shall enforce the performance of each monetary or other material obligation of the tenants under the Leases and will appear in and prosecute or defend any action connected with the Leases or the obligations of the tenants thereunder.

(K)Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases or under or by reason of this assignment.  Mortgagor shall and does hereby agree to indemnify Mortgagee for and to defend and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under the Leases or under or by reason of this assignment, and from any and all claims whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on Mortgagee’s part to perform or discharge any of the terms, covenants or agreements contained in the Leases, other than arising from the gross negligence or willful misconduct of Mortgagee.  Should Mortgagee incur any liability, loss or damage under the Leases or under or by reason of this assignment, or in the defense of any of such claims or demands, the amount thereof, including costs, expenses and attorneys’ fees, shall be secured by this Mortgage; and Mortgagor shall reimburse Mortgagee therefor within ten (10) business days after demand, and upon failure of Mortgagor to do so, Mortgagee may declare all sums so secured to be immediately due and payable.

(L)Mortgagee may take or release other security, may release any party primarily or secondarily liable for any indebtedness secured hereby, may grant extensions, renewals or indulgences with respect to such indebtedness, and may apply any other security therefor held by it to the satisfaction of such indebtedness, without prejudice to any of its rights hereunder.

(M)Nothing herein contained and no act done or omitted by Mortgagee pursuant to the powers and rights granted it herein shall be deemed to be a waiver by Mortgagee of its other rights and remedies under the Note and this Mortgage, and this assignment is made and accepted without prejudice to any of the other rights and remedies possessed by Mortgagee under the terms thereof.  The right of Mortgagee to collect said indebtedness and to enforce any other security therefor held by it may be exercised by Mortgagee either prior to, simultaneously with, or subsequent to any action taken by it hereunder.  It is the intent of both Mortgagor and Mortgagee that this assignment be supplementary to, and not in substitution or derogation of, any other provision contained in this Mortgage giving Mortgagee any interest in or rights with respect to the Leases or Rents and Profits.

(N)Neither this assignment nor pursuit of any remedy hereunder by Mortgagee shall cause or constitute a merger of the interests of the tenant and Mortgagor under any of the Leases such that any of the Leases hereby assigned are no longer valid and binding legal obligations of the parties executing the same.

(O)Mortgagor agrees, from time to time, to execute and deliver, upon demand, all assignments and any and all other writings as Mortgagee may reasonably deem necessary or desirable to carry out the purpose and intent hereof, or to enable Mortgagee to enforce any right or rights hereunder.

1.08Due on Sale or Encumbrance.  Neither Mortgagor nor any principal of Mortgagor shall, without the prior written consent of Mortgagee: (i) create, effect, consent to, suffer to exist, assume, incur, permit (voluntarily or involuntarily, by operation of law or otherwise) any direct or indirect conveyance, sale, assignment, transfer, grant, lien, pledge, mortgage, security interest or other encumbrance or disposition (each of the foregoing defined as “Transfer”) of the Property or an interest therein; (ii) be divested of its title to the Property or any interest therein; (iii) enter into a contract to sell or grant any option to purchase that results in a transfer of possession or legal title to the Property or any portion thereof prior to the payment of the Note in full in accordance with its terms; (iv) enter into any Lease giving the tenant any option to purchase the Property or any portion thereof; (v) except as otherwise expressly permitted herein or in any Related Agreement, permit or suffer any Transfer of any direct or indirect ownership interest in any entity comprising Mortgagor, in any indemnitor or guarantor under this Mortgage or any Related Agreement, or in any direct or indirect owner of a legal or beneficial interest in any entity comprising Mortgagor (including, without limitation its partners, members, trustees, beneficiaries or shareholders); or (vi) permit or suffer the merger, dissolution, liquidation, or consolidation of any entity comprising Mortgagor or any of the direct or indirect owners of any entity comprising Mortgagor or the conversion of one type of legal entity into another type of legal entity.  Except as expressly consented to in writing by Mortgagee, Mortgagor shall not incur any additional indebtedness (secured or unsecured, direct or contingent) other than unsecured debt or trade payables incurred in the ordinary course of business in connection with the operation of the Property.

1.09Preservation and Maintenance of Property.  Mortgagor shall hire competent and responsible property managers who shall be reasonably acceptable to Mortgagee.  Mortgagee hereby approves of GTJ Management, LLC, a New York limited liability company, as property manager.  Mortgagor, at its sole cost and expense, shall keep the Property and every part thereof in good condition and repair, in such a fashion that the value and utility of the Property will not be materially diminished and shall promptly and faithfully comply with and obey all laws, ordinances, rules, regulations, requirements and orders of every duly constituted governmental authority or agent having jurisdiction with respect to the Property.  All repairs, replacements and renewals shall be at least equal in quality to the original Improvements.  Mortgagor shall not permit or commit any physical waste, impairment, or deterioration of the Property, nor commit, suffer or permit any act upon or use of the Property in violation of law or applicable order of any governmental authority, whether now existing or hereafter enacted, or in violation of any covenants, conditions or restrictions affecting the Property or bring or keep any article in the Property or cause or permit any condition to exist thereon which would be prohibited by or invalidate the insurance coverage required to be maintained hereunder.  Mortgagor shall promptly bond or discharge any mechanics’ liens against the Property.

1.10Use of Property.  Except as may have been previously agreed in writing by Mortgagee, Mortgagor shall continue to operate the Property for the purposes for which it was used on the date hereof and for no other purpose.  Mortgagor shall not make or suffer any improper or offensive use of the Property or any part thereof and will not use or permit to be used any part of the Property for any dangerous, noxious, offensive or unlawful trade or business or for any purpose which will reduce the value of the Property in any respect or will cause the Property or any part thereof or interest therein to be subject to forfeiture.  Mortgagor at its expense will promptly comply with all rights of way or use, privileges, franchises, servitudes, licenses, easements, tenements, hereditaments and appurtenances forming a part of the Property and all instruments relating or evidencing the same, in each case, to the extent compliance therewith is required of Mortgagor under the terms thereof.  Mortgagor will not take any action which results in a forfeiture or termination of the rights afforded to Mortgagor under any such instruments and will not, without the prior written consent of Mortgagee, amend in any material respect any of such instruments.  Mortgagor shall at all times comply in all material respects with all laws affecting the Property and comply with any instruments of record at the time in force affecting the Property or any part thereof and shall procure, maintain and comply with all permits, licenses, and other authorizations required for any use of the Property or any part thereof then being made, and for the proper erection, installation, operation and maintenance of the Improvements or any part thereof.  Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof.  In furtherance of the foregoing sentence, Mortgagor will not, by act or omission: (i) impair the integrity of the Property as a single zoning lot separate and apart from all other premises; or (ii) permit or suffer to permit the Property to be used by the public or any party in such manner as might make possible a claim of adverse usage or possession or any implied dedication or easement.  If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee.

1.11Alterations and Additions.  Mortgagor shall not cause, suffer or permit:

(A)Any material alterations of the Property except (i) as required by any law, statute, ordinance, order, rule, regulation, decree or other requirement of the United States, the applicable state or county in which the Property is located or any political subdivision of any of the foregoing, or any agency, department, commission, board, court, bureau or instrumentality of any of them (“Governmental Authority”) or by any condition of any approval, consent, registration, franchise, permit, license, variance, certificate of occupancy or other authorization with regard to zoning, landmark, ecological, environmental, air quality, subdivision, planning, building or land use required by any Governmental Authority for the construction, lawful occupancy and operation of the Property and the actual and contemplated uses thereof, or  (ii)  as permitted or required to be made by the terms of any Leases approved by Mortgagee or in place on the date hereof (with respect to work in any space demised thereunder);

(B)Any demolition or removal of any portion of the Property, unless replaced with property of equal or greater value;

(C)Any change which would increase the risk of fire or other hazard;

(D)Any zoning, reclassification with respect to the Property; or

(E)Any unlawful use of, or nuisance to exist upon, the Property.

As used herein, the term “material alteration” shall mean any alteration, improvement or replacement  (i) the cost of which (including any related alteration, improvement or replacement) shall exceed three percent (3%) of the principal amount of the indebtedness secured by this Mortgage (excluding tenant improvement work pursuant to Leases), or  (ii)  which materially and adversely affects the mechanical, electrical, heating, ventilating, air-conditioning or other building or operating systems of any of the Improvements, or materially affects the cost of operation or maintenance of any such building or operating systems, affects the structure or structural soundness of any of the improvements of the Property, or the exterior or appearance of the Property, or otherwise has a material adverse effect on the Property including the use and/or value thereof.

1.12Offset Certificates.  Mortgagor, within three (3) business days upon request in person or within ten (10) days upon request by mail, shall furnish a written statement duly acknowledged and notarized, of all amounts due on any indebtedness secured hereby or secured by any of the Related Agreements, whether for principal or interest on the Note or otherwise, and stating whether any offsets or defenses exist against the indebtedness secured hereby and covering such other matters with respect to any such indebtedness as Mortgagee may reasonably require.

1.13Protection of Security; Costs and Expenses.

(A)In addition to any other rights or remedies of Mortgagee hereunder, under any of the Related Agreements, or in law or in equity, upon the occurrence and during the existence of an Event of Default (or prior thereto after notice to Mortgagor, when possible, if Mortgagor is not paying or performing the act itself and Mortgagee determines in its sole good faith judgment that the same is appropriate to preserve the Property or the lien of this Mortgage or any other collateral securing the indebtedness evidenced by the Note, either before or after acceleration of the indebtedness) Mortgagee may, but shall not be required to, make any payment or perform any act required to be performed by Mortgagor hereunder or under any of the Related Agreements in any form and manner deemed expedient to Mortgagee, including, without limitation, if applicable (i) paying any Impositions which remain unpaid; (ii) procuring the release, discharge, compromise or settlement of any lien filed or otherwise asserted against the Property which has not been discharged by Mortgagor in accordance with the provisions of this Mortgage or any of the Related Agreements, and (iii) obtaining insurance policies where insurance coverage was required to be obtained hereunder and the required evidence that Mortgagor had obtained the same has not been delivered to Mortgagee as required hereunder.  Nothing herein shall be construed to require Mortgagee to advance or expend monies for any purpose mentioned herein, or for any other purpose.

(B)Mortgagor and its property manager, if applicable, shall appear in and defend any action or proceeding purporting to affect the security of this Mortgage or any additional or other security for the obligations secured hereby, or the rights or powers of Mortgagee, and shall pay all costs and expenses actually incurred, including, without limitation, cost of evidence of title and actual attorneys’ fees, in any such action or proceeding in which Mortgagee may appear, and in any suit brought by Mortgagee to foreclose this Mortgage or to enforce or establish any other rights or remedies of Mortgagee hereunder or under any other security for the obligations secured hereby.  If Mortgagor fails to perform any of the covenants or agreements contained in this Mortgage, or if any action or proceeding is commenced which affects Mortgagee’s interest in the Property or any part thereof, including, eminent domain, code enforcement, or proceedings of any nature whatsoever under any federal or state law, whether now existing or hereafter enacted or amended, relating to bankruptcy, insolvency, arrangement, reorganization or other form of debtor relief, or to a decedent, then Mortgagee may, but without obligation to do so and without notice to or demand upon Mortgagor, perform such covenant or agreement and compromise any encumbrance, charge or lien which in the judgment of Mortgagee appears to be prior or superior hereto.  Mortgagor shall further pay all expenses of Mortgagee actually incurred (including reasonable and actual fees and disbursements of counsel) incident to the protection or enforcement of the rights of Mortgagee hereunder, and enforcement or collection of payment of the Note or any Future Advance whether by judicial or non-judicial proceedings, or in connection with any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding of Mortgagor, or otherwise.

(C)Mortgagor shall pay to Mortgagee, promptly upon written notice from Mortgagee: (i) all recordation, transfer, stamp, documentary or other fees or taxes levied on Mortgagee (exclusive of Mortgagee’s franchise or income taxes) by reason of the making or recording of the Note, this Mortgage or any Related Agreement, and (ii) all intangible property taxes levied upon any holder of the Note or Mortgagee under this Mortgage or secured party under the Related Agreements.

Any amounts disbursed by Mortgagee pursuant to this section, including, without limitation, reasonable attorneys’ fees, whether or not the indebtedness as a result thereof shall exceed the face amount of the Note, shall be additional indebtedness of Mortgagor secured by this Mortgage and each of the Related Agreements as of the date of disbursement shall become immediately due and payable on demand and shall bear interest at the Default Rate set forth in the Note, from demand until paid.  All such amounts shall be payable by Mortgagor promptly upon demand.  Nothing contained in this section shall be construed to require Mortgagee to incur any expense, make any appearance, or take any other action.

1.14Mortgagor’s Covenants Respecting Collateral.

(A)Mortgagor shall execute and deliver financing and continuation statements covering the Collateral from time to time and in such form as Mortgagee may reasonably require to perfect and continue the perfection of Mortgagee’s security interest with respect to such property.  Mortgagee may file any financing statements as it deems proper solely to perfect and continue perfection of its security interest granted hereunder. Mortgagor shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may require.  Mortgagor hereby authorizes and empowers Mortgagee to file (and hereby irrevocably appoints Mortgagee its agent and attorney-in-fact, which shall be coupled with an interest, to execute and file, on Mortgagor’s behalf) at any time and from time to time any financing statements, amendments thereto and continuation statements with or without signature of Mortgagor as authorized by applicable law, as applicable to the Collateral. For purpose of such filings, Mortgagor agrees to furnish any information requested by Mortgagee promptly upon request by Mortgagee describing the Collateral. Mortgagor hereby ratifies and approves all filings of financing statements, amendments, and continuations applicable to the Collateral made or filed by Mortgagee prior to the date of this Mortgage.

(B)Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created any other security interest in the Collateral, including replacements and additions thereto.

(C)Without the prior written consent of Mortgagee or except in the ordinary course of business, Mortgagor shall not sell, transfer or encumber any of the Collateral, or remove any of the Collateral from the Property unless Mortgagor shall promptly substitute and replace the property removed with similar property of at least equivalent value on which Mortgagee shall have a continuing security interest ranking at least equal in priority to Mortgagee’s security interest in the property removed.

(D)Mortgagor shall: (i) upon reasonable notice (unless an emergency or Event of Default exists) permit Mortgagee and its representatives to enter upon the Property to inspect the Collateral and Mortgagor’s books and records relating to the Collateral and make extracts therefrom and to arrange for verification of the amount of Collateral, under procedures reasonably acceptable to Mortgagee, directly with Mortgagor’s debtors or otherwise at Mortgagor’s expense; (ii) promptly after obtaining knowledge thereof, notify Mortgagee of any attachment or other legal process levied against any of the Collateral and any information received by Mortgagor relative to the Collateral, Mortgagor’s debtors or other persons obligated in connection therewith, which may in any way affect the value of the Collateral or the rights and remedies of Mortgagee in respect thereto;  (iii)  reimburse Mortgagee upon demand for any and all costs actually incurred, including, without limitation, reasonable and actual attorneys’ and accountants’ fees, and other expenses incurred in collecting any sums payable by Mortgagor under any obligation secured hereby, or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (iv) notify Mortgagee of each location at which the Collateral is or will be kept, other than for temporary processing, storage or similar purposes, and of any removal thereof to a new location, including, without limitation, each office of Mortgagor at which records relating to the Collateral are kept; (v) provide, maintain and deliver to Mortgagee originals or certified copies of the policies of insurance and certificates of insurance insuring the Collateral against loss or damage in accordance with the provisions of section 1.02 hereof, and in the event Mortgagee takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Mortgagee become the sole property of Mortgagee; and (vi) do all commercially reasonable acts necessary to maintain, preserve and protect all Collateral, keep all Collateral in good condition and repair and prevent any physical waste or unusual or unreasonable depreciation thereof.

(E)Until Mortgagee exercises its right to collect proceeds of the Collateral pursuant hereto, Mortgagor will collect with diligence any and all proceeds of the Collateral.  If an Event of Default exists, any proceeds received by Mortgagor shall be held in trust for Mortgagee, and Mortgagor shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Mortgagee and shall deliver to Mortgagee such collections at such time as Mortgagee may request in the identical form received, properly endorsed or assigned when required to enable Mortgagee to complete collection thereof.

(F)Mortgagee shall have all of the rights and remedies granted to a secured party under the Uniform Commercial Code of the State of New Jersey, as well as all other rights and remedies available at law or in equity.  So long as any Event of Default exists hereunder or under the Note, Mortgagee shall have the right to take possession of all or any part of the Collateral, to receive directly or through its agent(s) collections of proceeds of the Collateral (including notification of the persons obligated to make payments to Mortgagor in respect of the Collateral), to release persons liable on the Collateral and compromise disputes in connection therewith, to exercise all rights, powers and remedies which Mortgagor would have, but for the security agreement contained herein, to all of the Collateral and proceeds thereof, and to do all other commercially reasonable acts and things and execute all documents in the name of Mortgagor or otherwise, deemed by Mortgagee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; and

(G)During the continuance of any Event of Default hereunder or under the Note, Mortgagor shall, at the request of Mortgagee, assemble and deliver the Collateral and books and records pertaining to the Property at a place designated by Mortgagee, and Mortgagee may, with reasonable notice to Mortgagor (unless an emergency or Event of Default exists, in which case no notice shall be required), enter onto the Property and take possession of the Collateral.  It is agreed that public or private sales, for cash or on credit to a wholesaler or retailer or investor, or user of collateral of the types subject to the security agreement, or public auction, are all commercially reasonable since differences in the sales prices generally realized in the different kinds of sales are ordinarily offset by the differences in the costs and credit risks of such sales.  The proceeds of any sale of the Collateral shall be applied first to the expenses of Mortgagee actually incurred in retaking, holding, preparing for sale, or selling the Collateral or similar matters, including reasonable and actual attorneys’ fees, and then, as Mortgagee shall solely determine.

(H)Upon the request of Mortgagee, Mortgagor will reasonably cooperate with Mortgagee in obtaining control with respect to those items of Collateral consisting of deposit accounts, investment property, letter-of-credit rights or any other Collateral as to which “control” is required under the applicable Uniform Commercial Code for perfection of a security interest.

1.15Covenants Regarding Financial Statements.

(A)Mortgagor shall keep true books of record and account in which full, true and correct entries in accordance with sound accounting practice and principles applied on a consistent basis from year to year shall be made of all dealings or transactions with respect to the Property.

(B) Mortgagor shall deliver to Mortgagee:

(1)Within sixty (60) days after the last day of each fiscal year of the Property during the term of the Note (and, at Mortgagee’s request, within thirty (30) days after the last day of each calendar quarter), a current rent roll and operating statements for the Property prepared on a cash basis, all certified to Mortgagee to be complete, correct and accurate by Mortgagor;

(2)within ninety (90) days after the last day of each fiscal year of the Mortgagor during the term of the Note: (i) unaudited annual financial reports for the previous fiscal year,  prepared on a cash basis, covering the financial condition of Mortgagor, the Nonrecourse Exception Guarantor (as hereinafter defined), Environmental Indemnitors (as hereinafter defined), and any other principals or sponsors of Mortgagor designated by Mortgagee from time to time and any other guarantor(s) of the Loan, and (ii) a schedule of real estate owned or portfolio analysis covering the operation of all properties owned or controlled by Mortgagor or any  guarantor(s) of the Loan for the previous fiscal year, all certified to Mortgagee to be complete, correct and accurate by the individual, managing general partner, managing member or chief financial officer of the party whom the report concerns; and

(3)within thirty (30) days after receipt, original annual audit reports for the previous fiscal year prepared by an independent certified public accountant prepared in accordance with generally accepted accounting principles containing an unqualified opinion, including balance sheets, income statements and cash flow statements covering the operation of the Property and the financial condition of Mortgagor, the Nonrecourse Exception Guarantor, Environmental Indemnitors, any other principals or sponsors of Mortgagor as designated by Mortgagee from time to time, and any guarantor(s) of the Loan,  if and only if such party obtains such audited reports in the ordinary course of its business. Any report required under this Section 1.15(b)(3) may be included in the annual report of the applicable party's direct or indirect owner.

(C)If, in Mortgagee’s reasonable opinion, the loan to value ratio is seventy five percent (75%) or greater or the Debt Service Coverage Ratio is one hundred twenty five percent (125%) or less, Mortgagor shall also deliver, at Mortgagee’s request from time to time (but no more often than once in each fiscal quarter of the Mortgagor during the term of the Note) the financial reports and the schedules of real estate owned or portfolio analyses described in section 1.15(B) above, all certified to Mortgagee to be complete, correct and accurate in all material respects by the individual, managing general partner, managing member or chief financial officer of the party whom the report concerns.

(D)All reports shall include, without limitation, balance sheets and statements of income and of member’s equity, if applicable, setting forth in each case in comparative form the figures for the previous fiscal quarter or year, as the case may be.  The reports shall also include a breakdown of all categories of revenues and expenses, and any supporting schedules and data requested by Mortgagee.  Each set of annual or quarterly financial reports or rent rolls delivered to Mortgagee pursuant to this section 1.15 shall also be accompanied by a certificate of the chief financial officer or the managing general partner or manager or  managing member of Mortgagor, stating whether, to such party’s knowledge, any condition or event exists or has existed during the period covered by the annual or quarterly reports which then constituted or now constitutes an Event of Default under the Note or this Mortgage, and if any such condition or event then existed or now exists, specifying its nature and period of existence and what Mortgagor did or proposes to do with respect to such condition or event.

(E)In the event such statements are not in a form reasonably acceptable to Mortgagee or Mortgagor fails to furnish such statements and reports, then Mortgagee shall have the immediate and absolute right to audit the respective books and records of the Property and Mortgagor at the expense of Mortgagor.

1.16Environmental Covenants.  Mortgagor covenants to use commercially reasonable efforts to cause compliance with the following:

(A)That no Hazardous Materials (as defined below) shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, in, on or under the Property other than Hazardous Materials in quantities and of types reasonably and customarily associated with office and warehouse use or the normal operation of a commercial office/industrial building which have been and are stored, used and disposed of in compliance with Hazardous Material Laws (as defined below);

(B)That no activity shall be undertaken on the Property which would cause:

(1)the Property to become a hazardous waste treatment, storage or disposal facility under any Hazardous Material Law;

(2)a release or threatened release of Hazardous Material from the Property in violation of any Hazardous Material Law; or

(3)the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law and for which no such permit has been issued;

(C)That no activity shall be undertaken or permitted to be undertaken, by Mortgagor on the Property which would result in a violation under any Hazardous Material Law; and

(D)To obtain and deliver to Mortgagee, within a reasonable time following completion of actions required by an appropriate governmental agency, documentation from engineers or other professionals reasonably acceptable to Mortgagee, in form and substance reasonably satisfactory to Mortgagee, confirming that all necessary and required actions to clean up, remove, contain, prevent and eliminate all releases or threats of release of Hazardous Materials on or about the Property to the levels required by the appropriate governmental agencies have been taken and that those actions were taken in compliance with applicable Hazardous Materials Laws as then in effect and applicable to such actions.  For purposes of this Mortgage, “Hazardous Materials” means and includes, but shall not be limited to, any petroleum product and all hazardous or toxic substances, materials, mixtures, or wastes including any substances which because of their concentration, chemical, radioactive, flammable, explosive, infectious, quantity or form, or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, mold, pathogenic bacteria or viruses, waste oils, solvents and chlorinated oils, polychlorinated biphenyls, toxic metals, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any Hazardous Material Laws, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments or any material which shall be ordered removed from the Property pursuant to any administrative ruling or enforcement proceeding or in order to place the Property in a condition that is suitable for ordinary use.  “Hazardous Material Laws” collectively means and includes any present and future local, state, federal or international law or treaty relating to public health, safety or the environment including without limitation, the Resource Conservation and Recovery Act, (“RCRA”), 42 U.S.C. §§ 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601 et seq., as amended,; the Clean Water Act, 33 U.S.C. §§ 1251 et seq., as amended, the Clean Air Act, 42 U.S.C. §§ 7401 et seq., as amended, the Toxic Substances Control Act, 15 U.S.C. (“TSCA”); §§ 2601 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., as amended, the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., as amended, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq., as amended, the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., as amended, the Noise Control Act, 42 U.S.C. §§ 4901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001 et seq., as amended, Hazardous Materials Transportation Act, 49 U.S.C. 5101 et seq., as amended, the New Jersey Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, as amended, N.J.S.A. 13:1K-6 et seq., the New Jersey Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11b et seq., the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq., the New Jersey Water Pollution Control Act, as amended, N.J.S.A. 58:10A-1 et seq., and the amendments, regulations, orders, decrees, permits, licenses or deed restrictions now or hereafter promulgated thereunder.

1.17Further Assurances.  Mortgagor, from time to time, will execute, acknowledge, subscribe and deliver to or at the direction of Mortgagee such documents and further assurance as Mortgagee may reasonably require for the purpose of evidencing, perfecting or confirming the lien and security interest created by this Mortgage or the security to be afforded by the Related Agreements, or both, provided that no such document will reduce or impair the rights of Mortgagor or increase the obligations of Mortgagor.  Without limiting the foregoing and notwithstanding anything in this Mortgage or the Related Agreements to the contrary, Mortgagor will defend, indemnify and hold Mortgagee harmless with respect to any suit or proceeding in which the validity, enforceability or priority of any such lien or security interest, or both, is endangered or contested, directly or indirectly.  If Mortgagor fails to undertake the defense of any such claim in a timely manner, or, in Mortgagee’s sole determination, fails to prosecute such defense with due diligence, then Mortgagee is authorized to take, at the sole expense of Mortgagor, all commercially reasonable necessary and proper action in defense of any such claim, including, without limitation, the retention of legal counsel, the prosecution or defense of litigation and the compromise or discharge of claims, including payment of all costs and reasonable attorneys’ and paralegals’ fees.  All costs, expenses and losses, if any, so incurred by Mortgagee, including all reasonable attorneys’ and paralegals’ fees, regardless of whether suit is brought, for all administrative, trial and appellate proceedings, if any, will constitute advances by Mortgagee as provided in section 1.13 hereinabove.

1.18Mortgagor’s Continued Existence.  Mortgagor shall at all times during the term of the Loan maintain its legal existence and qualification to do or transact business in the state in which the Property or any of the Collateral is located.  Mortgagor’s exact legal name, state of organization and chief executive office are as set forth respectively in the initial section of this Mortgage.  So long as any of the indebtedness secured hereby remains outstanding, Mortgagor will provide Mortgagee with thirty (30) days prior written notice of any change in Mortgagor’s name, organizational identification number, state of organization or, if any individual, principal residence.

1.19Compliance with Laws.  Mortgagor covenants that Mortgagor and the Property are presently in compliance in all material respects with all Laws.  Mortgagor further covenants that at all times during the term of the Loan, (i) Mortgagor shall promptly and faithfully comply with and obey all Laws affecting or otherwise pertaining to Mortgagor or the Property and (ii) Mortgagor shall not commit, and shall use commercially reasonable efforts to not, suffer or permit any act upon, or use of, the Property in violation of any Laws.  As used in this Mortgage, the term “Laws” shall mean, collectively, any federal, state or local laws, statutes, rules, regulations, ordinances, orders, decrees, directives, requirements or codes, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, now or hereafter in effect and, in each case, as the same may have been and may hereafter be amended from time to time, including, but not limited to (a) the Money Laundering Control Act, 18 U.S.C. Sections 1956, 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq. and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq., (b) the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, (c) regulations of the Office of Foreign Asset Control of the Department of the Treasury, (d) Executive Order No. 13224 and the USA Patriot Act (Public Law 107‑56), (e) the Americans with Disabilities Act of 1990, Pub. Law 101‑336, U.S.C. §12101, et seq., (f) the Occupational Safety and Health Act of 1970, and (g) all applicable restrictive covenants, zoning codes and ordinances, building codes, fire codes and subdivision ordinances.  “Governmental Authority” shall mean any and all applicable courts, boards, agencies, commissions, offices, or duly constituted authorities for any governmental unit, now or hereafter existing having jurisdiction over the Property and/or Mortgagor.

ARTICLE II
EVENTS OF DEFAULT

Each of the following shall constitute an event of default (“Event of Default”) hereunder:

2.01Monetary and Performance Defaults.

(A)Failure to make any payment due under the Note or any note evidencing a Future Advance, other than the final payment and Prepayment Premium (which is governed by subsection 2.01 (B) hereunder), on or before the fourth day after such payment is due, or failure to make any payment due under this Mortgage to Mortgagee or any other party, including without limitation, payment of escrow deposits, real estate taxes,  ground rents, if any, on or before the date that any such payment is due, or failure to pay any insurance premiums related to the Property in full at least five (5) business days prior to the date any then current  policies of insurance are scheduled to lapse;

(B)Failure to make the final payment or the Prepayment Premium due under the Note or any note evidencing a Future Advance when such payment is due whether at maturity, by reason of acceleration, as part of a prepayment or otherwise (the defaults in (A) and (B) of this section 2.01, hereinafter “Monetary Default”); or

(C)Breach or default in the performance of any of the covenants or agreements of Mortgagor contained herein or in any Related Agreement (“Performance Default”), if such Performance Default shall continue for thirty (30) days or more after written notice to Mortgagor from Mortgagee specifying the nature of the Performance Default; provided, however, that if such Performance Default is of a nature that it cannot be cured within the thirty (30) day period, then Mortgagor shall not be in default if it commences good faith efforts to cure the Performance Default within the thirty (30) day period, demonstrates continuous diligent efforts to cure the Performance Default in a manner satisfactory to Mortgagee and, within a reasonable period, not to exceed 180 days after the date of the original written notice of the Performance Default, completes the cure of such Performance Default.  Notwithstanding the foregoing, if the breach or default is one which is defined as an Event of Default elsewhere in this Article II or in the default definition of any Related Agreement, then Mortgagor shall not be entitled to any notice or cure period upon the occurrence of such breach or default except for such notice and cure periods, if any, as may be expressly granted in such other defined Event of Default.

2.02Bankruptcy, Insolvency, Dissolution.

(A)Any court of competent jurisdiction shall sign an order (i) adjudicating Mortgagor or any guarantor (which term when used in this Mortgage shall mean guarantor of payment of the indebtedness) bankrupt or insolvent, (ii) appointing a receiver, trustee or liquidator of the Property or of a substantial part of the property of Mortgagor or any guarantor, or (iii) approving a petition for, or effecting an arrangement in bankruptcy, or any other judicial modification or alteration of the rights of Mortgagee or of other creditors of Mortgagor or any guarantor; or

(B)Mortgagor or any guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator for it or for any of its property,  (ii)  as debtor, file a voluntary petition in bankruptcy, or petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it and any proceeding under such law,  (iii)  admit in writing an inability to pay its debts as they mature, or  (iv)  make a general assignment for the benefit of creditors; or

(C)An involuntary petition in bankruptcy is filed against Mortgagor or any guarantor and the same is not vacated or stayed within sixty (60) days of the filing date.

2.03Misrepresentation.  Mortgagor makes or furnishes a  representation, warranty, statement, certificate, schedule and/or report to Mortgagee in or pursuant to this Mortgage or any of the Related Agreements which is false or misleading in any material respect as of the date made or furnished.

2.04Default under Subordinate Loans.  An occurrence of a default under any loan subordinate to this Mortgage which is not an independent default under this Mortgage which results in the commencement of foreclosure proceedings against Mortgagor’s interest in the Property or the taking of any other remedial action under such subordinate loan with respect to Mortgagor’s interest in the Property.

2.05Breach of Due on Sale or Encumbrance Provision.  Any occurrence of a prohibited Transfer under section 1.08 hereof.

ARTICLE III
REMEDIES

From and after the occurence of any Event of Default, Mortgagee shall have the following rights and remedies set forth in sections 3.01 through 3.08:

3.01Acceleration.  Notwithstanding the stated maturity date in the Note, or any note evidencing any Future Advance, Mortgagee may without notice or demand, declare the entire principal amount of the Note and/or any Future Advances then outstanding and accrued and unpaid interest thereon, and all other sums or payments required thereunder including, but not limited to the Prepayment Premium described in the Note, to be due and payable immediately.

3.02Entry.  Irrespective of whether Mortgagee exercises the option provided in section 3.01 above, Mortgagee in person or by agent or by court-appointed receiver may, at its option, without any action on its part being required, without in any way waiving such Event of Default, with or without the appointment of a receiver, or an application therefor:

(A)take possession of the Property and conduct tests of, manage or hire a manager to manage, lease and operate the Property or any part thereof, on such terms and for such period of time as Mortgagee may deem proper, with full power to make, from time to time, all alterations, renovations, repairs or replacements thereto as may seem proper to Mortgagee;

(B)with or without taking possession of the Property, collect and receive all Rents and Profits, notify tenants under the Leases or any other parties in possession of the Property to pay Rents and Profits directly to Mortgagee, its agent or a court-appointed receiver and apply such Rents and Profits to the payment of:

(1)all costs and expenses incident to taking and retaining possession of the Property, management and operation of the Property, keeping the Property properly insured and all alterations, renovations, repairs and replacements to the Property;

(2)all taxes, charges, claims, assessments, and any other liens which may be prior in lien or payment to this Mortgage or the Note, and premiums for insurance, with interest on all such items; and

(3)the indebtedness secured hereby together with all costs and attorney’s fees, and expenses, including any attorney’s fees and expenses incurred by Mortgagee in any action to enforce its rights under this Mortgage, the Note or any Related Agreement, including a mortgage foreclosure action, in such order or priority as to any of such items as Mortgagee in its sole discretion may determine, any statute, law, custom or use to the contrary notwithstanding;

(C)exclude Mortgagor, its agents and servants, wholly from the Property;

(D)have joint access with Mortgagor to the books, papers and accounts of Mortgagor relating to the Property, at the expense of Mortgagor;

(E)commence, appear in and/or defend any action or proceedings purporting to affect the interests, rights, powers and/or duties of Mortgagee hereunder, whether brought by or against Mortgagor or Mortgagee; and

(F)pay, purchase, contest or compromise any claim, debt, lien, charge or encumbrance which in the judgment of Mortgagee may affect or appear to affect the interest of Mortgagee or the rights, powers and/or duties of Mortgagee hereunder.

The receipt by Mortgagee of any Rents and Profits pursuant to this Mortgage after the institution of foreclosure or other proceedings under this Mortgage shall not cure any such Event of Default or affect such proceedings or any sale pursuant thereto.  After deducting the expenses and amounts set forth above in this section 3.02, as well as just and reasonable compensation for all Mortgagee’s employees and other agents (including, without limitation, reasonable and actual attorneys’ fees and management and rental commissions) engaged and employed, the moneys remaining, at the option of Mortgagee, may be applied to the indebtedness secured hereby.  Whenever all amounts due on the Note and under this Mortgage shall have been paid in full, Mortgagee shall surrender possession to Mortgagor.

3.03Judicial Action.  Mortgagee shall have the right from time to time, to bring an appropriate action, at law or in equity otherwise to enforce any covenant contained herein or in the Note, or to recover any sums required to be paid by Mortgagor in accordance with the terms of the Note and this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums evidenced by the Note and secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

3.04Foreclosure.  Mortgagee may institute an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest thereon at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate specified in this Mortgage and the Note, together with the Prepayment Premium and all sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, all sums which may have been advanced by Mortgagee to preserve, maintain, repair restore or rebuild the Improvements, to preserve the lien of this Mortgage or the priority thereof or to enforce the provisions of this Mortgage, including, without limitation, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance, utilities or repairs to the Property, all costs of suit, together with interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of any Referee or other judicial sale until actual payment is made of the full amount due Mortgagee.

Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial or nonjudicial proceedings under this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its discretion, may elect.

3.05Intentionally Omitted.

3.06Appointment of Receiver.  If an Event of Default shall have occurred and be continuing, then for so long as the indebtedness secured hereby remains unpaid, and until the indebtedness secured hereby is repaid in full, Mortgagee shall, as a matter of right and without regard to the adequacy of any security for the indebtedness secured hereby, without notice, and without regard to whether Mortgagee has commenced an action to foreclose the lien of this Mortgage, be entitled to the appointment of a receiver for all or any part of the Property, whether such receivership be part of the Property or otherwise, and without regard to the nature of the action in which the appointment of a receiver is sought, and Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment.  Mortgagee may also seek a temporary restraining order or other injunctive relief with respect to any or omission constituting an Event of Default.

3.07Mortgagee’s Remedies Respecting Collateral.  Mortgagee may realize upon the Collateral, enforce and exercise all of the Mortgagor’s rights, powers, privileges and remedies in respect of the Collateral, dispose of or otherwise deal with the Collateral in such order as Mortgagee may in its discretion determine, and exercise any and all other rights, powers, privileges and remedies afforded to a secured party under the laws of the State of New Jersey as well as all other rights and remedies available at law or in equity.

3.08Proceeds of Sales.  The proceeds of any sale made under or by virtue of this Article III, together with all other sums which then may be held by Mortgagee under this

Mortgage, whether under the provisions of this Article III or otherwise, shall be applied as follows:

(A)To the payment of the costs, fees and expenses of sale and of any judicial proceedings wherein the same may be made, including the cost of evidence of title in connection with the sale, and to the payment of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, together with interest on all advances made by Mortgagee at the interest rate applicable under the Note, but limited to any maximum rate permitted by law to be charged by Mortgagee;

(B)To the payment of any and all sums expended by Mortgagee under the terms hereof, not then repaid, with accrued interest at the Default Rate set forth in the Note, and all other sums (except advances of principal and interest thereon) required to be paid by Mortgagor pursuant to any provisions of this Mortgage, or the Note, or any note evidencing any Future Advance, or any of the Related Agreements, including, without limitation, all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage or in connection with the enforcement thereof, together with interest thereon as herein provided; and

(C)To the payment of the entire amount then due, owing or unpaid for principal and interest upon the Note, any notes evidencing any Future Advance, and any other obligation secured hereby, with interest on the unpaid principal at the rate set forth therein from the date of advancement thereof until the same is paid in full; and then

(D)The remainder, if any, to the person or persons, including the Mortgagor, legally entitled thereto.

3.09Condemnation and Insurance Proceeds.  All Proceeds and any interest earned thereon shall be paid over either by the condemning authority, insurance company or escrow agent to Mortgagee and shall be applied first toward reimbursement of the costs and expenses of Mortgagee (including reasonable attorneys’ fees), if any, in connection with the recovery of such Proceeds, and then shall be applied in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security under this Mortgage:

(A)to the payment or prepayment of all or any portion of the Note including the Prepayment Premium described in the Note;

(B)to the reimbursement of expenses incurred by Mortgagee in connection with the restoration of the Property; or

(C)to the performance of any of the covenants contained in this Mortgage as Mortgagee may determine.  Any prepayment of the Note or portion thereof pursuant to Mortgagee’s election under this section shall be subject to the Prepayment Premium described in the Note.

3.10Waiver of Statutory Rights.

(A)Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

(B)To the fullest extent permitted by law, Mortgagor, for itself and all who may at any time claim through or under it, hereby expressly waives, releases and renounces all rights of redemption from any foreclosure sale, all rights of appraisement, valuation, stay and all rights under any other laws which may be enacted extending the time for or otherwise affecting enforcement or collection of the Note, the debt evidenced thereby, or this Mortgage.

3.11Remedies Cumulative.  No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any Event of Default or any acquiescence therein.  Every power and remedy given by this Mortgage to Mortgagee may be exercised separately, successively or concurrently from time to time as often as may be deemed expedient by Mortgagee.  If there exists additional security for the performance of the obligations secured hereby, Mortgagee, at its sole option, and without limiting or affecting any of its rights or remedies hereunder, may exercise any of the rights and remedies to which it may be entitled hereunder either concurrently with whatever rights and remedies it may have in connection with such other security or in such order as it may determine.  Any application of any amounts or any portion thereof held by Mortgagee at any time as additional security or otherwise, to any indebtedness secured hereby shall not extend or postpone the due dates of any payments due from Mortgagor to Mortgagee hereunder or under the Note, any Future Advance, or under any of the Related Agreements, or change the amounts of any such payments or otherwise be construed to cure or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

3.12Nonrecourse.  Except as otherwise set forth in this section 3.12, Mortgagee’s recourse under this Mortgage, the Note and the Related Agreements shall be limited to and satisfied from the Property and the proceeds thereof, the Rents and Profits arising therefrom, the other assets of Mortgagor arising out of the Property which are given as collateral for the Note, and any other collateral given in writing to Mortgagee as security for repayment of the Note (all of the foregoing are collectively referred to as the “Loan Collateral”).  Notwithstanding the preceding sentence:

(A)Mortgagee may, in accordance with the terms of the Note, this Mortgage or any Related Agreement: (i) foreclose the lien of this Mortgage; (ii)  take appropriate action to enforce the Note, this Mortgage and the Related Agreements to realize upon and/or protect the Loan Collateral; (iii) name Mortgagor as a party defendant in any action brought under the Note, this Mortgage or any Related Agreement so long as the exercise of any remedy is limited to the Loan Collateral; (iv) pursue all of its rights and remedies against any guarantor or surety or master tenant, whether or not such guarantor, including any guarantor of the Loan, or any surety or master tenant is a partner, member or other owner of Mortgagor; and (v) pursue all of its rights and remedies against Mortgagor and the other indemnitor under that certain Environmental Indemnity Agreement (“Environmental Indemnitors”) of even date herewith;

(B)Mortgagee may seek damages or other monetary relief to the extent of actual monetary loss, or injunctive relief against Mortgagor, any general partner of Mortgagor and the indemnitor/guarantor under that certain Nonrecourse Exception Indemnity and Guaranty Agreement of even date herewith (“Nonrecourse Exception  Guarantor”) by reason of or in connection with, and to the extent caused by: (i) the failure of Mortgagor to pay to Mortgagee, upon demand, all rents, issues and profits of the Property to which Mortgagee is entitled pursuant to the Note, this Mortgage or the Related Agreements during the continuance of an Event of Default; (ii) any physical waste of the Property caused by the willful act or omission by Mortgagor which damages or materially reduces the value of the Property; (iii) the failure to apply all rents, issues and profits from the Property to the payment of operating expenses, real estate taxes, insurance, capital repair items, and the payment of sums due and owing under the Note, this Mortgage or the Related Agreements prior to any other expenditure or distribution by Mortgagor and Mortgagor shall have failed to remedy such breach within thirty (30) days after Mortgagee notifies Mortgagor of same in writing; (iv) the failure to account for and to turn over security deposits (and interest required by law or agreement to be paid thereon), prepaid rents, or lease termination payments during the continuance of an Event of Default; (v) the failure to timely pay real estate taxes or any regular or special assessments affecting the Property (unless sufficient sums are in escrow with Mortgagee to make payment); (vi) the failure to account for and to turn over real estate tax accruals during the continuance of an Event of Default under the Note, this Mortgage or the Related Agreements; (vii) the failure to maintain casualty and liability insurance as required under this Mortgage or the Related Agreements (unless the failure to maintain is due to the Mortgagee’s failure to apply amounts available in escrow to make payment) or to apply insurance proceeds or condemnation awards relating to the Property or other collateral to the extent actually received by Mortgagor in the manner required under applicable provisions of this Mortgage or the Related Agreements; (viii) any modification, termination or cancellation of any lease of all or any portion of the Property without Mortgagee’s prior written consent, if and to the extent such consent is required under this Mortgage or any of the Related Agreements and if and to the extent such modification, termination or cancellation has a material adverse effect on the value of the Property; (ix) a default by Mortgagor under any lease of all or any portion of the Property; or (x) failure of Mortgagor to pay costs and expenses, including, without limitation, attorney’s fees and transfer taxes, incurred by Mortgagee in connection with the enforcement of the Note, this Mortgage or the Related Agreements, or a deed in lieu of foreclosure;

(C)Mortgagor, any general partner of Mortgagor and the Nonrecourse Exception Guarantor shall be personally liable for payment of the entire indebtedness evidenced by the Note and the costs of performing all other obligations of Mortgagor under the Note, this Mortgage and the Related Agreements (all of the foregoing collectively referred to as the “Full Recourse Obligations”) provided, however, Mortgagee will not enforce such payment of the Full

Recourse Obligations against any assets other than the Loan Collateral unless and until one of the following occurs: (i) fraud or willful misrepresentation of a material fact made by Mortgagor, the managing member or manager of Mortgagor, or the Nonrecourse Indemnitor in connection with the Note, this Mortgage or the Related Agreements or in connection with any request for any action or consent on the part of Mortgagee under the Note, this Mortgage or any Related Agreement; (ii) a Transfer of any interest in the Mortgagor or all or any portion of the Property or any interest therein in violation of the terms of the Note, this Mortgage or the Related Agreements; (iii) the incurrence by Mortgagor of any indebtedness in violation of the terms of the Note, this Mortgage or any Related Agreement (whether secured or unsecured, direct or contingent), other than unsecured debt or routine trade payables incurred in the ordinary course of business in connection with the operation of the Property; (iv) any attempt by Mortgagor to unjustly delay or enjoin the enforcement of any remedies provided to Holder under the Note, this Mortgage or any Related Agreement, raise defenses or counterclaims in connection with any such enforcement action, or otherwise object (in bad faith) to any actions taken by Mortgagee to exercise any remedies under the Note, this Mortgage or any Related Agreement; (v) any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law or any similar federal or state law, shall be filed by, consented to, or acquiesced in by Mortgagor, any general partner of Mortgagor, or the  Nonrecourse Indemnitor; or (vi) any action is taken by Mortgagor, any general partner of Mortgagor, or the Nonrecourse Indemnitor to oppose any motion by Mortgagee for relief from the automatic stay in connection with any bankruptcy, reorganization or arrangement filed by, consented to, or acquiesced by Mortgagor.

In addition, Mortgagor, any general partners of Mortgagor and Nonrecourse Exception Guarantor shall be responsible for any costs and expenses incurred by Mortgagee in connection with the collection of any amounts for which Mortgagor, its general partners, if any, or Nonrecourse Exception Guarantor are personally liable under this section, including attorneys’ fees and expenses, court costs, filing fees, and all other costs and expenses incurred in connection therewith.

ARTICLE IV
MISCELLANEOUS

4.01Severability.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, but only to the extent that it is invalid, illegal or unenforceable.

4.02Certain Charges and Brokerage Fees.

(A)Mortgagor agrees to pay the reasonable charges of Mortgagee for each written statement requested of Mortgagee as to the obligations secured hereby, furnished at Mortgagor’s request.  Mortgagor further agrees to pay the reasonable charges of Mortgagee for any other service rendered Mortgagor, or on its behalf, connected with this Mortgage or the indebtedness secured hereby, including, without limitation, the delivery to an escrow holder of a request for full or partial release of this Mortgage, transmittal to an escrow holder of moneys secured hereby, changing its records pertaining to this Mortgage and indebtedness secured hereby to show a new owner of the Property, and replacing an existing policy of insurance held hereunder with another such policy.

(B)Mortgagor agrees to indemnify and hold Mortgagee harmless from any responsibility and/or liability for the payment of any commission charge or brokerage fees to anyone which may be payable in connection with the funding of the loan evidenced by the Note and this Mortgage or refinancing of any prior indebtedness, if applicable, based upon any action taken by Mortgagor.  It is understood that any such commission charge or brokerage fees shall be paid directly by Mortgagor to the entitled parties.

4.03Notices.

(A)All notices expressly provided hereunder to be given by Mortgagee to Mortgagor and all notices, demands and other communications of any kind or nature whatever which Mortgagor may be required or may desire to give to or serve on Mortgagee shall be in writing and shall be (i) hand-delivered, effective upon receipt, (ii) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (iii) served by certified mail, to the appropriate address set forth below, or at such other place as Mortgagor or Mortgagee may from time to time designate in writing by ten (10) days prior written notice thereof.  Any such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address above stated or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice.  Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee’s return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time.  Any notice required to be given by Mortgagee shall be equally effective if given by Mortgagee’s agent, if any.

(B)Mortgagor hereby requests that any notice, demand, request or other communication (including any notice of an Event of Default and notice of sale as may be required by law) desired to be given or required pursuant to the terms hereof be addressed to Mortgagor as follows:

c/o GTJ REIT, Inc.

60 Hempstead Avenue

West Hempstead, New York 11552

Attention: Paul A. Cooper, CEO

With a copy to:

Schiff Hardin LLP

666 Fifth Avenue, Suite 1700

New York, New York 10103

Attention: Christine A. McGuinness, Esq.

All notices and other communications to Mortgagee shall be addressed as follows:

Allstate Investments, LLC
Allstate Plaza South, Suite G5C
3075 Sanders Road
Northbrook, Illinois  60062-7127
Attention:  Commercial Mortgage Loan Servicing Manager

With a copy to:

Allstate Investments, LLC
Allstate Plaza South, Suite G5A
Investment Law Division
3075 Sanders Road
Northbrook, Illinois  60062-7127

4.04Mortgagor Not Released.

(A)Extension of the time for payment or modification of the terms of payment of any sums secured by this Mortgage granted by Mortgagee to any successor in interest of Mortgagor shall not operate to release, in any manner, the liability of Mortgagor.  Mortgagee shall not be required to: commence proceedings against such successor or refuse to extend time for payment or otherwise modify the terms of payment of the sums secured by this Mortgage, by reason of any demand made by Mortgagor.  Without affecting the liability of any person, including Mortgagor, but subject to the terms and provisions of section 3.12, for the payment of any indebtedness secured hereby, or the legal operation and effect of this Mortgage on the remainder of the Property for the full amount of any such indebtedness and liability unpaid, Mortgagee may from time to time and without notice (1) release any person liable for the payment of any of the indebtedness; (2) extend the time or otherwise alter the terms of payment of any of the indebtedness; (3) accept additional real or personal property of any kind as security therefor, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or (4) substitute or release any property securing the indebtedness.

(B)Mortgagee may, at any time, and from time to time, (1) consent to the making of any map or plat of the Property or any part thereof; (2) join in granting any easement or creating any restriction thereon; (3) join in any subordination or other agreement affecting this Mortgage or the legal operation and effect or charge hereof; or (4) release, without any warranty, all or part of the Property from the lien of this Mortgage.

4.05Inspection.  Upon reasonable prior notice and subject to the rights of tenants under the Leases, Mortgagee may at any reasonable time make or cause to be made entry upon and make inspections, reappraisals, surveys, construction and environmental testing of the Property or any part thereof in person or by agent, and if Mortgagee has a reasonable basis to believe that Mortgagor is in breach of any covenant of this Mortgage in regard to the Property, the cost of any such inspection shall be borne by the Mortgagor.

4.06Satisfaction.  Upon the payment in full of all sums secured by this Mortgage, Mortgagee shall execute and deliver release or satisfaction of this Mortgage, in recordable form, and shall surrender this Mortgage and all notes evidencing indebtedness secured by this Mortgage to Mortgagor.

4.07Statute of Limitations.  Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to any and all obligations secured by this Mortgage.

4.08Interpretation.  Wherever used in this Mortgage, unless the context otherwise indicates a contrary intent, or unless otherwise specifically provided herein, the word “Mortgagor” shall mean and include both Mortgagor and any subsequent owner or owners of the Property, and the word “Mortgagee” shall mean and include not only the original Mortgagee hereunder but also any future owner and holder, including pledgees, of the Note or other obligations secured hereby.  In this Mortgage, the Note and the Related Agreements, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the neuter includes the feminine and/or masculine, and the singular number includes the plural.  In this Mortgage, the Note and the Related Agreements, the use of the word “including” shall not be deemed to limit the generality of the term or clause to which it has reference, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto.

4.09Captions.  The captions and headings of the Articles and sections of this Mortgage, the Note and the Related Agreements are for convenience only and are not to be used to interpret, define or limit the provisions hereof.

4.10Consent.  The granting or withholding of consent by Mortgagee to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.  Mortgagor covenants and agrees to reimburse Mortgagee promptly on demand for all reasonable legal and other expenses incurred by Mortgagee or its servicing agent in connection with all requests by Mortgagor for consent or approval under this Mortgage.

4.11Delegation to Subagents.  Wherever a power of attorney is conferred upon Mortgagee hereunder or in the Related Agreements, it is understood and agreed that such power is conferred with full power of substitution, and Mortgagee may elect in its sole discretion to exercise such power itself or to delegate such power, or any part thereof, to one or more subagents.

4.12Successors and Assigns.  All of the grants, obligations, covenants, agreements, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the heirs, administrators, executors, legal representatives, successors and assigns of Mortgagor (but this shall not permit any assignment prohibited hereby) and the endorsees, transferees, successors and assigns of Mortgagee.  In the event Mortgagor is composed of more than one party, the obligations, covenants, agreements, and warranties contained herein and in the Related Agreements as well as the obligations arising therefrom are and shall be joint and several as to each such party.

4.13Governing Law.  THIS MORTGAGE AND THE RELATED AGREEMENTS ARE INTENDED TO BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.  THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY AND ANY COURT OF COMPETENT JURISDICTION OF THE STATE OF NEW JERSEY SHALL HAVE JURISDICTION IN ANY SUIT, ACTION OR OTHER RELATED PROCEEDING INSTITUTED TO ENFORCE THE NOTE, THIS MORTGAGE AND ANY RELATED AGREEMENTS.  MORTGAGOR HEREBY WAIVES ANY OBJECTIONS TO VENUE AND ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT BY MORTGAGEE AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS OR THAT SUCH ACTION, SUIT OR OTHER PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH ACTION, SUIT OR OTHER PROCEEDING IS INCONVENIENT.

4.14Changes in Taxation.  If, after the date of this Mortgage, any law is passed by the State of New Jersey or by any other governing entity, imposing upon Mortgagee any tax against the Property, or changing in any way the laws for the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust so that an additional or substitute tax is imposed on Mortgagee or the holder of the Note, Mortgagor shall reimburse Mortgagee for the amount of such taxes promptly upon receipt of written notice from Mortgagee.  Provided, however, that such requirement of payment shall (i) not include any obligation to pay any franchise or income taxes of Mortgagee and (ii) be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder, without any penalty or charge thereby accruing to Mortgagee and if Mortgagor in fact pays such tax prior to the date upon which payment is required by such notice.

4.15Maximum Interest Rate.  No provision of this Mortgage or of the Note or of any note evidencing a Future Advance shall require the payment or permit the collection of interest in excess of the maximum non-usurious rate permitted by applicable law.  In the event such interest does exceed the maximum legal rate, it shall be canceled automatically to the extent that such interest exceeds the maximum legal rate and if theretofore paid, credited on the principal amount of the Note or, if the Note has been prepaid, then such excess shall be rebated to Mortgagor.

4.16Time of Essence.  Time is of the essence of the obligations of Mortgagor in this Mortgage and the Related Agreements and each and every term, covenant and condition made herein or therein by or applicable to Mortgagor.

4.17Reproduction of Documents.  This Mortgage and all documents relating thereto, specifically excluding the Note but including, without limitation, consents, waivers and modifications which may hereafter be executed, financial and operating statements, certificates and other information previously or hereafter furnished to Mortgagee, may be reproduced by

Mortgagee by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and Mortgagee may destroy any original document (“Master”) so reproduced.  Mortgagor agrees and stipulates that any such reproduction is an original and shall be admissible in evidence as the Master in any judicial or administrative proceeding (whether or not the Master is in existence and whether or not such reproduction was made or preserved by Mortgagee in the regular course of business) and any enlargement, facsimile or further reproduction of such a reproduction shall be no less admissible.

4.18No Oral Modifications.  This Mortgage may not be amended or modified orally, but only by an agreement in writing signed by the party against whom enforcement of any amendment or modification is sought.

4.19No Credits on Account of the Indebtedness.  Mortgagor will not claim or demand or be entitled to any credit or credits on account of the indebtedness evidenced by the Note and secured hereby for any part of the taxes assessed against the Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Property, or any part thereof, by reason of this Mortgage or the indebtedness evidenced by the Note and secured hereby.

4.20Offsets and Counterclaims.  Any assignee of this Mortgage and the Note shall take the same free and clear of all offsets or counterclaims of any nature whatsoever which Mortgagor may have against any assignor of this Mortgage and the Note and no such offset or counterclaim shall be interposed or asserted by Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Note and any such right to interpose or assert any such offset or counterclaim in any such action or proceeding is hereby expressly waived by Mortgagor.

4.21Further Acts, etc.  Mortgagor will, at the sole cost of Mortgagor, and without, expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, providing such documents do not impair or reduce the rights of Mortgagor or increase the obligations of Mortgagor, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Property.

4.22Transfers, Assignments, etc.  Mortgagee may, at any time and at no cost to Mortgagor or any guarantor, sell, transfer or assign the Note, this Mortgage and the Related Agreements, and any or all servicing rights with respect to the Loan, or grant participations in the Loan or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan.  Mortgagee may forward to any prospective purchaser or any rating agency all documents and information Mortgagee now has or may acquire, as Mortgagee determines necessary or desirable, including, without limitation, financial information regarding Mortgagor, its general partners, shareholders, members or other principals.  In connection with any such sale or transfer, Mortgagee shall have the right from time to time to sever the Note into one or more separate promissory notes in such denominations as Mortgagee determines in its sole discretion, which promissory notes may be included in separate sales or securitizations undertaken by Mortgagee.  In conjunction with any such action, Mortgagee may redefine the interest rate and amortization schedule; provided, however, (a) if Mortgagee redefines the interest rate, the initial weighted average of the interest rates contained in the severed promissory notes taken in the aggregate shall equal the Contract Rate (as defined in the Note), and (b) if Mortgagee redefines the amortization schedule, the amortization of the severed promissory notes taken in the aggregate shall require no more amortization to be paid under the Loan as was required under the Note initially executed and delivered by Mortgagor.  Subject to the foregoing, each severed promissory note, and the loan evidenced thereby, shall be upon all of the terms and provisions contained in the original Note.  Mortgagor shall cooperate with all reasonable requests of Mortgagee to accomplish the foregoing including, without limitation, execution and prompt delivery to Mortgagee of a severance agreement and such other documents as Mortgagee shall reasonably require.  Mortgagor shall appoint Mortgagee its attorney-in-fact with full power of substitution (which shall be deemed coupled with an interest and irrevocable until the Loan is paid in full and this Mortgage is discharged of record) to make and execute all documents necessary or desirable to effect the aforesaid severance; provided, however, Mortgagee shall not make or execute any such documents under such power until five (5) days after written notice has been given to Mortgagor by Mortgagee of Mortgagee’s intent to exercise its rights under such power.  Mortgagor’s failure to deliver any of the documents requested by Mortgagee hereunder for a period of five (5) days after such notice by Mortgagee shall, at Mortgagee’s option, constitute an Event of Default.

4.23Filing of Mortgage, etc.  Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or evidencing the lien hereof upon the Property and each instrument of further assurance to the filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in the Property.  Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, and security instrument with respect to the Property or any instrument of further assurance.  Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

4.24Waiver of Notice.  Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

4.25Agent.  By acceptance of this Mortgage, Mortgagee collectively represent and warrant to Mortgagor that they have appointed Allstate Investments, LLC as their agent, investment advisor and manager of their investment assets.  Notwithstanding any contrary term or provision in this Mortgage or in any Related Agreement, and until Mortgagor receives written notice signed by Allstate Investments, LLC, (a) Mortgagor will communicate only to Allstate Investments, LLC with respect to any and all notices, consents, approvals, requests, modifications and agreements required or otherwise relating to this Mortgage or the Loan (collectively, “Approvals and Requests”) and Allstate Investments, LLC shall communicate and act on behalf of Mortgagee with respect to all Approvals and Requests, and (b) Mortgagor shall be entitled to rely on any communications from or actions by Allstate Investments, LLC with respect to Mortgagee and all Approvals and Requests made by Allstate Investments, LLC shall be deemed to be made by and binding upon Mortgagee.  In the event Allstate Investments, LLC ceases to be the agent, investment advisor and investment manager for one or more of the companies comprising Mortgagee, Mortgagee collectively agree that they shall appoint another agent or shall designate one of the companies comprising Mortgagee to communicate and act on behalf of Mortgagee and shall promptly give written notice of such event to Mortgagor.  Additionally, Mortgagee collectively represent and warrant that: (i) there will always be one loan servicer in connection with the Loan; (ii) Mortgagor shall be consistently directed to make all payments due under the Note to a single loan servicer; and (iii) Mortgagor shall have no responsibility for allocating any such payments among the holders of the Note. The Note shall be pari passu and interests of each entity comprising Mortgagee in and to the Related Agreements and all Loan Collateral shall be co-equal without any preference or priority over the interest of any other entity comprising Mortgagee.

4.26New Jersey Provisions.

(A)Mortgagor shall not claim or demand or be entitled to receive any credit or credits on the principal indebtedness to be secured by this Mortgage, or on the interest payable thereon, for any part of the taxes assessed against the Premises and no deduction shall be made or claimed from the taxable value of the Premises by reason of this Mortgage.

(B)MORTGAGOR CERTIFIES AND ACKNOWLEDGES THAT IT HAS RECEIVED A TRUE AND CORRECT COPY OF THIS MORTGAGE WITHOUT CHARGE.

(C)Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshaling in the event of any sale hereunder of the Property, and, unless specifically required herein, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under this Mortgage or any of the Related Agreements.  Mortgagor waives all rights or defenses arising by reason of any “one action” or

“anti-deficiency” law, or any other law which may prevent Mortgagee from bringing any action against Mortgagor, including a claim for deficiency to the extent Mortgagee is otherwise entitled to a claim for deficiency, before or after Mortgagee’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.

(D)This Mortgage is given for the purpose of securing not only existing indebtedness, but also Future Advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, and whether made before or after default or maturity or other similar events, to the same extent as if such Future Advances were made on the date of the execution hereof, although there may be no advance made at the time of the execution hereof and although there may be no indebtedness outstanding at the time any advance is made.  The types of Future Advances secured by and having priority under this Mortgage shall include, without limitation, (i) advances and readvances of principal under the Note or any of the Related Agreements and (ii) disbursements and other advances for the payment of taxes, assessments, maintenance charges, insurance premiums or costs relating to the Property, for the discharge of liens having priority over the lien of this Mortgage, for the curing of waste of the Property and for the payment of service charges and expenses incurred by reason of default and including late charges, attorney’s fees and court costs, together with interest thereon.  The lien of this Mortgage, as to third persons with or without actual knowledge thereof, shall be valid as to all such indebtedness and Future Advances, from the date of recordation, to the extent permitted by the laws of the state in which the Property is situated.  The total amount of the indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid principal balance at any one time shall not exceed the maximum principal amount of the Loan.

(E)This Mortgage secures a loan which by its terms is subject to modification as defined in N.J.S.A. 46:9-8.1.

4.27Certain Defined Terms.  Whenever used in this Mortgage, the following terms shall have the following meanings:

(A) “Debt Service Coverage Ratio” means as to a specific period, the ratio of (i) Underwritable Cash Flow to (ii) Debt Service.

(B)“Debt Service” means installments of interest and principal (if applicable) due under the Note (and if the Note is interest only for a period followed by principal amortization, it shall be based upon the amortizing payments).

(C)“Underwritable Cash Flow” means an amount calculated by Mortgagee equal to the sum of Gross Rents plus the trailing twelve (12) months of Other Income, less the trailing twelve (12) months of Operating Expenses, each of which shall be subject to reasonable adjustment by Mortgagee.  Mortgagee’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Other Income or Operating Expenses) shall be calculated by Mortgagee in good faith and shall be final absent manifest error.

(D)“Gross Rents” mean an amount equal to the annual rental income reflected in a current rent roll for all tenants paying rent and in actual physical occupancy pursuant to Leases in full force and effect, but excluding any rental income from any tenant in bankruptcy that has not affirmed its Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, excess tenant improvement and leasing commission payments included as additional rent, and principal or interest payments received by Mortgagor on loans to tenants.  Rental income from any tenant whose Lease in expiring during the period in which Gross Rents is being determined shall be included only for such time as the Lease is contracted to remain in effect, without any renewal or replacement assumptions.  Rental income from any tenant whose Lease is in a free or discounted rent period during the time in which Gross Rents is being determined shall only include rental income actually due and payable in accordance with the terms of the Lease, without any averaging or effective rent calculations or assumptions.

(E)“Other Income” means all gross operating revenue derived from the ownership and operation of the Property, including without limitation, common area maintenance recoveries, real estate tax recoveries, utility recoveries, other miscellaneous recoveries, and other miscellaneous revenue, but excluding Gross Rents, sales, use, occupancy or other taxes to be accounted for by Mortgagor to any governmental authority, refundable deposits, excess tenant improvement and leasing commission payments included as additional rent, principal or interest payments received by Mortgagor on loans to tenants, fees and reimbursements for work performed for tenants by Mortgagor, revenue from tenants in bankruptcy that have not affirmed the Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and non-recurring or extraordinary revenue, including without limitation, Insurance Proceeds (other than business interruption or other loss of income insurance), Lease Termination Funds  and any disbursements to Mortgagor from reserves held pursuant to  this Mortgage or the Related Agreements.

(F)“Operating Expenses” mean the total of all expenditures of whatever kind related to the operation, maintenance or management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation (and without duplication) (a) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, property management fees equal to the greater of 3% of Gross Rents and Other Income or the actual management fees payable by Mortgagor, operational equipment or other lease payments as approved by Mortgagee, but excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into reserve accounts held pursuant to the Loan Documents, and (b) normalized capital expenditures equal to $0.15 per square  foot per annum.

[Remainder of Page Left Blank Intentionally; Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first hereinabove written.

Mortgagor:

GWL 4 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                        By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                               By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 8 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                              By:  GTJ GP LLC, its general partner

                                            By:  GTJ REIT Inc., its manager

                                                                    By:    /s/ Paul A. Cooper
                                                                  Paul A. Cooper, CEO

GWL 1110 CENTENNIAL LLC

By:  GTJ Realty, LP, its sole member

                           By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                               By:/s/ Paul A. Cooper
                                                                    Paul A. Cooper, CEO

[Signatures Continue on the Following Page]

[Signatures Continued from the Prior Page]

GWL 25 CORPORATE LLC

By:  GTJ Realty, LP, its sole member

                               By:  GTJ GP LLC, its general partner

                                             By:  GTJ REIT Inc., its manager

                                                                     By:     /s/ Paul A. Cooper
                                                                   Paul A. Cooper, CEO

GWL 21 CONSTITUTION LLC

By:  GTJ Realty, LP, its sole member

                            By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                             By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

GWL 11 CONSTITUTION LLC

By:  GTJ Realty, LP, its sole member

                              By:  GTJ GP LLC, its general partner

                                 By:  GTJ REIT Inc., its manager

                                                                  By:/s/ Paul A. Cooper
                                                        Paul A. Cooper, CEO

STATE OF NEW YORK)
) ss.:
COUNTY OF NEW YORK)

I CERTIFY that on the __ day of February in the year 2015, Paul A. Cooper personally came before me and this person acknowledged under oath, to my satisfaction, that:

(a)this person is the Chief Executive Officer of GTJ REIT Inc., the corporation described in this document, which corporation is the manager of GTJ GP LLC, which is the general partner of GTJ Realty, LP, which is the sole member of GWL 4 CORPORATE LLC, GWL 8 CORPORATE LLC, GWL 1110 CENTENNIAL LLC, GWL 25 CORPORATE LLC, GWL 21 CONSTITUTION LLC and GWL 11 CONSTITUTION LLC;

(b)this person is the attesting witness to the signing of this document by the proper corporate officer who is the Chief Executive Officer of the corporation;

(c)this document was signed and delivered by the corporation in its capacity as aforesaid as its voluntary act duly authorized by a proper resolution of its Board of Directors;

(d)this person knows the proper seal of the corporation which was affixed to this document; and

(e)this person signed this proof to attest to the truth of these facts.

Signed and sworn to before me on February __, 2015.

__________________________________________

Notary Public

Print Name:  ______________________________

My Commission Expires:  ________________